UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Brookfield Real Estate Income Trust Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit require by Item 25 per Exchange Act Rules 14a-6(i)(1) and 0-11

May 2, 2022

Dear Stockholder:

Please join us for Brookfield Real Estate Income Trust Inc.’s Annual Meeting of Stockholders on Thursday, July 14, 2022, at 11:00 a.m., Eastern Daylight Time. The Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/BRREIT2022. To participate in the meeting, you must have your 16-digit control number that is shown on your proxy card. You will not be able to attend the Annual Meeting in person.

Attached to this letter is a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting. This Proxy Statement and the enclosed proxy card and annual report are first being sent to stockholders on or about May 2, 2022. We urge you to read the accompanying materials regarding the matters to be voted on at the meeting and to submit your voting instructions by proxy.

Whether or not you plan to attend the meeting, your vote is important to us. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning a proxy card, or you may vote via the Internet at the Annual Meeting. We encourage you to vote by proxy by Internet, by telephone or by proxy card even if you plan to virtually attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the Annual Meeting.

Thank you for your continued support of Brookfield Real Estate Income Trust Inc.

/s/ Zachary B. Vaughan

Zachary B. Vaughan Director and Chief Executive Officer

BROOKFIELD REAL ESTATE INCOME TRUST INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	11:00 a.m., Eastern Daylight Time, on Thursday, July 14, 2022

LIVE AUDIO WEBCAST	You can attend the Annual Meeting online by live audio webcast, vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/BRREIT2022. You will need to have your 16-digit control number included on your proxy card to join the Annual Meeting.

ITEMS OF BUSINESS	1. A proposal to elect the director nominees listed in the Proxy Statement.

2. A proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022.

3. Two separate proposals to amend our charter.

4.  A proposal to permit adjournment of the Annual Meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes for the proposals to be approved.

5. To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

RECORD DATE	You may vote at the Annual Meeting if you were a stockholder of record at the close of business on April 26, 2022.

VOTING BY PROXY	To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by completing, signing and mailing the enclosed proxy card. Voting procedures are described on the following page and on the proxy card.

By Order of the Board of Directors,

/s/ Michelle Campbell

Secretary May 2, 2022

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on

Thursday, July 14, 2022: This Proxy Statement and our Annual Report are available at www.proxyvote.com and can be accessed by using the 16-digit control number and following the instructions located on the enclosed proxy card.

PROXY VOTING METHODS

If, at the close of business on April 26, 2022, you were a stockholder of record, you may vote your shares by proxy over the Internet, by telephone or by mail in advance of the Annual Meeting, or you may vote via the Internet at the Annual Meeting. You may also revoke your proxy at the times and in the manners described in the “General Information” section of this Proxy Statement. For shares held through a broker, bank or other nominee, you may submit voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions.

If you are a stockholder of record, your Internet, telephone or mail vote by proxy must be received by 11:59 p.m., Eastern Daylight Time, on July 13, 2022 to be counted. If you hold shares through a broker, bank or other nominee, please refer to information from your bank, broker or nominee for voting instructions.

To vote by proxy if you are a stockholder of record:

BY INTERNET

•	Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

•	You will need the 16-digit control number included on your proxy card to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE

•	From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

•	You will need the 16-digit control number included on your proxy card in order to vote by telephone.

BY MAIL

•	Mark your selections on the proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the enclosed postage-paid envelope provided to you.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

i

BROOKFIELD REAL ESTATE INCOME TRUST INC.

Brookfield Place, 250 Vesey Street, 15th Floor

New York, NY 10281

Telephone:1-855-777-8001

PROXY STATEMENT

Annual Meeting of Stockholders

July 14, 2022

GENERAL INFORMATION

Why am I being provided with these materials?

This Proxy Statement and the enclosed proxy card and annual report are first being sent to stockholders on or about May 2, 2022. We have delivered these proxy materials to you in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Brookfield Real Estate Income Trust Inc. (“we,” “our,” “us” and the “Company”) of proxies to be voted at our Annual Meeting of Stockholders to be held by live audio webcast on July 14, 2022 (the “Annual Meeting”), and at any postponements or adjournments of the Annual Meeting. You are invited to attend the Annual Meeting and vote your shares via the Internet or to vote your shares by proxy via the Internet, by telephone or by mail.

What am I voting on?

There are four proposals scheduled to be voted on at the Annual Meeting:

•	Proposal No. 1: Election of the director nominees listed in this Proxy Statement.

•	Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022.

•	Proposal Nos. 3A and 3B: Two separate proposals to amend our Articles of Amendment and Restatement (the “Charter”).

•

Proposal No. 4: To permit the adjournment of the Annual Meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes for the proposals to be approved.

Who is entitled to vote?

Stockholders as of the close of business on April 26, 2022 (the “Record Date”) may vote at the Annual Meeting. As of that date, there were [                    ] shares of common stock outstanding including: [                ] shares of Class I common stock, [                ] shares of Class S common stock, [                    ] shares of Class C common stock and [                ] shares of Class E common stock. You have one vote for each share of common stock held by you as of the Record Date, including shares:

•	Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”); and

•

Held for you in an account with a broker, bank or other nominee (shares held in “street name”) Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares.

What constitutes a quorum?

The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at such meeting on any matter constitutes a quorum. Abstentions and “broker non-votes” that are present and entitled to vote are counted for purposes of determining a quorum.

What is a “broker non-vote”?

A broker non-vote occurs when shares held through a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at its discretion. Proposal No. 1 is considered a non-routine matter, and a broker will lack the authority to vote uninstructed shares at its discretion on such proposal. Proposal No. 2 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

How many votes are required to approve each proposal?

For Proposal No. 1, the affirmative vote of a majority of the shares entitled to vote that are present in person or by proxy at the Annual Meeting is required for the election of each nominee for director. There is no cumulative voting.

For Proposal No. 2, approval of the proposal requires a majority of the votes cast, and under Maryland law, abstentions are not treated as “votes cast.” It is important to note that the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022 (Proposal No. 2) is non-binding and advisory. While the ratification of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise, if our stockholders fail to ratify the selection, we will consider it notice to the Board and the Audit Committee of our Board (the “Audit Committee”) to consider the selection of a different firm.

For Proposal Nos. 3A-3B (each a “Charter Amendment Proposal” and together the “Charter Amendment Proposals”), the affirmative vote of a majority of all votes entitled to be cast on each Charter Amendment Proposal is required to approve each Charter Amendment Proposal. Abstentions and broker non-votes will have the effect of a vote against each Charter Amendment Proposal.

For Proposal No. 4, a majority of the votes cast at the Annual Meeting in person or by proxy is required to approve the adjournment proposal.

How are votes counted?

With respect to the election of directors (Proposal No. 1), you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each nominee. Abstentions and broker non-votes will have the effect of a vote against the nominees in Proposal No. 1.

With respect to the ratification of our independent registered public accounting firm (Proposal No. 2), you may vote “FOR,” “AGAINST” or “ABSTAIN.” For Proposal No. 2, under Maryland law, abstentions will not affect the outcome.

With respect to the approval of the Charter Amendment Proposals (Proposal Nos. 3A-3B), you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will have the effect of a vote against each Charter Amendment Proposal.

With respect to the adjournment proposal (Proposal No. 4), you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will not affect the outcome of this proposal.

If you sign and submit your proxy card without voting instructions, your shares will be voted in accordance with the recommendation of the Board with respect to the Proposals and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	“FOR” each of the director nominees set forth in this Proxy Statement.

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022.

•	“FOR” each of the Charter Amendment Proposals.

•	“FOR” the adjournment of the Annual Meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes for the proposals to be approved.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.

How do I vote my shares without attending the Annual Meeting?

If you are a stockholder of record as of the Record Date, you may vote by authorizing a proxy to vote on your behalf at the Annual Meeting. Specifically, you may authorize a proxy:

•

By Internet — If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit control number included on your proxy card in order to vote by Internet.

•

By Telephone — If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit control number included on your proxy card in order to vote by telephone.

•

By Mail — You may vote by mail by signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the card in the postage-paid envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time, on July 13, 2022, for the voting by proxy of shares held by stockholders of record as of the Record Date. Proxy cards with respect to shares held of record must be received no later than July 13, 2022.

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

How can I attend and vote at the Annual Meeting?

Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/BRREIT2022. If you virtually attend the Annual Meeting you can vote your shares electronically and submit questions during the Annual Meeting. A summary of the information you need to attend the Annual Meeting online and vote via the Internet is provided below:

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/BRREIT2022;

•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/BRREIT2022 on the day of the Annual Meeting;

•	Webcast starts at 11:00 a.m. Eastern Daylight Time;

•	Stockholders of record may vote and submit questions while attending the Annual Meeting via the Internet; and

•	You will need your 16-digit control number to enter the Annual Meeting.

Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in a live annual meeting?

The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost. We believe that holding the Annual Meeting online provides the opportunity for participation by a broader group of stockholders while promoting the health and well-being of our stockholders and other participants at the Annual Meeting and reducing environmental impacts and the costs associated with planning, holding and arranging logistics for in-person meeting proceedings.

We designed the format of the online Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We will take the following steps to ensure such an experience:

•	providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and

•	answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.

What does it mean if I receive more than one proxy card on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each proxy card you receive.

May I change my vote or revoke my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record as of the Record Date, you may change your vote and revoke your proxy by:

•	sending a written statement to that effect to our Secretary, provided such statement is received no later than July 13, 2022;

•	voting by proxy by Internet or telephone at a later time than your previous vote and before the closing of those voting facilities at 11:59 p.m., Eastern Daylight Time, on July 13, 2022;

•	submitting a properly signed proxy card, which has a later date than your previous vote, and that is received no later than July 13, 2022; or

•	attending the Annual Meeting and voting via the Internet.

If you hold shares in street name, please refer to information from your bank, broker or other nominee on how to revoke or submit new voting instructions.

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our officers and representatives (for no additional compensation) in person or by mail, telephone and electronic transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. We have hired Broadridge Financial Solutions, Inc. as our proxy distribution and tabulation agent for a fee of approximately $10,000 plus out-of-pocket expenses.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The number of directors that comprise our Board of Directors is currently set at seven. Our Board of Directors has considered and nominated each of the following nominees for a term expiring at the 2023 Annual Meeting of Stockholders and when his or her successor is duly elected and qualified: Lori-Ann Beausoleil; Richard W. Eaddy; Thomas F. Farley; Brian W. Kingston; Robert L. Stelzl; Zachary B. Vaughan; and Elisabeth (Lis) S. Wigmore. Action will be taken at the Annual Meeting for the election of these nominees. All seven nominees currently serve on the Board.

Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) included with this Proxy Statement intend to vote the proxies held by them “FOR” the election of the director nominees. All of the nominees have indicated that they will be willing and able to serve as directors. If any of these nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.

Nominees for Election to the Board of Directors

The following information describes the offices held, other business directorships and the term of service of each director nominee.

Name	Age	Principal Occupation and Other Information
Lori-Ann Beausoleil (Independent Director)	59	Ms. Beausoleil has served as one of our independent directors since November 2021. Ms. Beausoleil has served as a member of the board of trustees of Canadian Apartment Properties Real Estate Investment Trust (TSX: CAR.UN), Metro Inc. (TSX: MRU) and Slate Office REIT (TSX: SOT.UN) since June 2021, January 2022 and January 2021, respectively. She was also a board member of WPT Industrial Real Estate Investment Trust (TSX: WIR.U; WIR.UN) from February 2021 until it was privatized in October 2021. Ms. Beausoleil brings over 35 years of financial and real estate experience and is a Fellow Chartered Professional Accountant and a Fellow Chartered Accountant of Ontario. From 1999 to 2021, Ms. Beausoleil was a Partner at PricewaterhouseCoopers Canada, where she was a National Leader of the Compliance, Ethics and Governance practice and a Real Estate Advisory Partner, and where she also previously served as the Canadian Real Estate leader and the firm’s Chief Diversity and Inclusion Officer. Ms. Beausoleil holds a Bachelor of Commerce from the University of Toronto. Ms. Beausoleil is a valuable member of our Board of Directors because of her significant experience in the real estate industry, including having served as both an executive officer and a member of the board of directors of other public REITs, as well as her extensive experience with accounting and financial reporting matters.

Richard W. Eaddy (Independent Director)	60	Mr. Eaddy has served as one of our independent directors since November 2021. Mr. Eaddy has served as an Executive Managing Director at Savills plc (LSE: SVS) in its brokerage/advisory practice since July 2008. Mr. Eaddy has over 30 years of experience in real estate, and ten of those years he spent holding full-time state and city-appointed government offices, including serving as project manager for the Grand Central Terminal redevelopment from 1992 to

Name	Age	Principal Occupation and Other Information
		1996, Executive Director and Chief Executive Officer of Harlem CDC from 1996 to 1998, and Deputy Borough President of the Bronx from 1998 to 2001. In addition, he has held numerous positions in the private and nonprofit sectors, managing commercial projects and initiatives throughout New York City and has been involved with various real estate projects throughout the city. Mr. Eaddy currently serves as a member of the NYC Planning Commission and serves on the board of numerous civic and philanthropic organizations, including the Skyscraper Museum, the Community Service Society of New York, the Bowery Residents’ Committee and Madison Square Boys and Girls Club. In addition, Mr. Eaddy is a member of the Real Estate Board of New York (“REBNY”) and was a co-recipient of REBNY’s 2021 Edward S. Gordon Memorial Award for Most Ingenious Deal of the Year. Mr. Eaddy holds a M.S. in Real Estate Development from Columbia University and a B.A. in Social Studies and Theater from Wesleyan University. Mr. Eaddy is a valuable member of our Board of Directors and has a unique insight into our investment activities because of his extensive experience in the real estate industry.

Thomas F. Farley (Independent Director)	66	Mr. Farley has served as one of our independent directors since November 2021. Mr. Farley is a corporate director with over 40 years of real estate industry experience. He has served as chair of the board of trustees of Slate Office REIT (TSX: SOT.UN) since January 2021 and as a member of its board of trustees since June 2017. Mr. Farley has also served as a member of the board of trustees of Slate Grocery REIT (TSX: SGR.UN; SGR.U) since 2014, and as chair of its board of trustees from 2014 to 2020. Prior to these positions, Mr. Farley was chair of the board of directors of Brookfield Canada Office Properties and President and Global Chief Operating Officer of Brookfield Office Properties from 2010 to 2014. Further, he served as chair of the board of directors of Brookfield Johnson Controls from 2003 to 2014. Mr. Farley received a Certificate in Real Estate Finance (CRF) designation from the Real Estate Institute of Canada, he completed the executive management program of the American Management Institute and holds a B.A. from the University of Victoria. Mr. Farley is a valuable member of our Board of Directors because of his significant experience in the real estate industry and his experience as a member of the board of directors of several other public REITs.

Brian W. Kingston	48	Mr. Kingston has served as our Chairman of the Board since November 2021 and has served as a Managing Partner and Chief Executive Officer of Brookfield’s Real Estate Group and Brookfield Property Partners L.P. since 2015. Mr. Kingston joined Brookfield in 2001 and has been engaged in a wide range of merger and acquisition activities. From 2008 to 2013, he led Brookfield’s Australian business activities, holding the positions of Chief Executive Officer of Brookfield Office Properties Australia, Chief Executive Officer of Prime Infrastructure and Chief Financial Officer of Multiplex. Mr. Kingston holds an Honors Bachelor of Commerce from Queens University. Mr. Kingston is a valuable member of our Board of Directors because of his vast real estate experience, his history with Brookfield and his leadership of Brookfield’s Real Estate Group.

Name	Age	Principal Occupation and Other Information
Robert L. Stelzl (Independent Director)	77	Mr. Stelzl has served as one of our independent directors since November 2021. Mr. Stelzl has served as a member of the board of directors of Brookfield DTLA Fund Office Trust Investor Inc. since 2014 and Brookfield Residential Properties Inc. since 2011. Mr. Stelzl served on the Van Eck family of mutual funds’ board of trustees and chair of its Governance Committee from 2007 through 2021. Mr Stelzl is a private real estate investor and investment manager. He currently serves as trustee of several private trusts which hold substantial real estate and other assets. In 2003 he retired from a private, global real estate equity fund manager after 14 years as principal and member of the Investment Committee. Mr. Stelzl holds an M.B.A. from Harvard University, a B.A. in Fine Arts and a B.A. in Architecture from Rice University. Mr. Stelzl is a valuable member of our board because of his experience over 35 years in commercial real estate and finance.

Zachary B. Vaughan	44	Mr. Vaughan has served as one of our directors and Chief Executive Officer since November 2021 and has served as a Managing Partner in Brookfield’s Real Estate Group since 2017 and oversees Brookfield’s open-ended real estate activities globally, including investments, portfolio management and new fund formation. Prior to that, he was Head of Europe, based in London, overseeing all of Brookfield’s real estate activities in the region. Mr. Vaughan joined Brookfield in 2012 and has been involved in numerous mergers and acquisitions, including investments in Thayer Lodging Group, Inc., Center Parcs UK, Gazeley, Student Roost, MPG Office Trust, Inc., Associated Estates Realty Corporation and the Interhotels Group. Prior to joining Brookfield, Mr. Vaughan worked at Canada Pension Plan Investment Board (CPPIB) and Reichmann International as Director of Acquisitions. Mr. Vaughan holds a B.A. in Honors Economics from The University of Western Ontario. Mr. Vaughan is a valuable member of our Board of Directors because of his extensive real estate and investment experience, his history with Brookfield and his leadership of Brookfield’s Real Estate Group.

Elisabeth (Lis) S. Wigmore (Independent Director)	59	Ms. Wigmore has served as one of our independent directors since November 2021. Ms. Wigmore has served as a member of the board of directors, chair of the governance, nominating and compensation committees, and a member of the investment committee of Artis Real Estate Investment Trust (TSX: AX.UN) since 2020. She served as the chair of governance at Pinchin Ltd. from 2018 to 2021 and served as a member of the board of directors of Pure Industrial Real Estate Trust from 2017 to 2018, Invesque Inc. from 2018 to 2019, and Fred Victor from 2013 to 2019. She was also Chief Operating Officer of IPC US Real Estate Investment Trust from 2001 to 2007. Ms. Wigmore holds a M.B.A. from York University (Schulich), a C.Dir. from DeGroote School of Business and Certificate in Cyber-Risk from the Software Institute at Carnegie Mellon University. Ms. Wigmore is a valuable member of our Board of Directors because of her more than 30 years of real estate experience.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF

EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

We are externally managed by Brookfield REIT Adviser LLC (the “Adviser”), an affiliate of Brookfield Asset Management Inc. (together with its affiliates, “Brookfield”), our sponsor. Pursuant to an advisory agreement between us, Brookfield REIT Operating Partnership L.P. (the “Operating Partnership”) and the Adviser (the “Advisory Agreement”), the Adviser is responsible for implementing our investment strategy, which includes making investment decisions in constructing our portfolio and providing related portfolio management services, in accordance with our investment guidelines, policies and objectives and limitations, subject to oversight by our Board of Directors.

Our Board of Directors manages or directs our business and affairs, as provided by Maryland law, and conducts its business through meetings of the Board of Directors and one standing committee, the Audit Committee.

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance include:

•	our Board of Directors is not classified and each of our directors is subject to re-election annually;

•	our Bylaws provide for a majority vote standard in the election of directors;

•

we have fully independent Audit Committee and pursuant to our Corporate Governance Guidelines, only independent directors may nominate replacements for vacancies in the independent directors’ positions;

•	our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors; and

•	we have implemented a range of other corporate governance best practices.

Director Independence and Independence Determinations

Our Corporate Governance Guidelines and Audit Committee charter require a majority of the members of our Board of Directors and all members of our Audit Committee to be “independent” directors. Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current New York Stock Exchange (“NYSE”) corporate governance rules for listed companies, the applicable rules of the Securities and Exchange Commission (the “SEC”) and the provisions of our Charter and Bylaws, each as in effect from time to time. Our Corporate Governance Guidelines require our Board of Directors to review the independence of all directors at least annually.

Our Board of Directors has affirmatively determined that each of Mses. Beausoleil and Wigmore and Messrs. Eaddy, Farley and Stelzl is independent under the guidelines for director independence under our Charter and Bylaws and all applicable NYSE guidelines and SEC rules including with respect to committee membership. Our Board also has determined that each of Ms. Beausoleil and Messrs. Eaddy and Stelzl is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In making its independence determinations, our Board of Directors considered and reviewed all information known to it (including information identified through annual directors’ questionnaires).

Our Charter provides that a majority of our directors must be independent directors, except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of a successor independent director. Our Charter defines an independent director as a director who is not and has not for the last two years been associated, directly or indirectly, with Brookfield or the Adviser. A director is deemed to be associated with Brookfield or the Adviser if he or she owns any interest (other than an interest in us or an immaterial interest in an affiliate of us) in, is employed by, is an officer or director of, or has any material business or professional relationship with Brookfield, the Adviser or any of their affiliates, performs services

(other than as a director) for us, or serves as a director or trustee for more than three REITs sponsored by Brookfield or advised by the Adviser. A business or professional relationship or an interest in our sponsor, the Adviser or any of their affiliates will be deemed material per se if the gross revenue derived by the director from Brookfield, the Adviser or any of their affiliates exceeds 5% of (1) the director’s annual gross revenue derived from all sources during either of the last two years or (2) the director’s net worth on a fair market value basis. An indirect relationship is defined to include circumstances in which the director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, Brookfield, the Adviser or any of their affiliates.

For so long as the Advisory Agreement is in effect, the Adviser has the right to nominate, subject to the approval of such nomination by our Board of Directors, four affiliated directors to the slate of directors to be voted on by the stockholders at our annual meeting of stockholders; provided, however, that such number of director nominees shall be reduced as necessary by a number that will result in a majority of directors being independent directors. Our Board of Directors must also consult with the Adviser in connection with (i) its selection of each independent director for nomination to the slate of directors to be voted on at the annual meeting of stockholders, and (ii) filling any vacancies created by the removal, resignation, retirement or death of any director.

Director Nomination Process

Because the Board of Directors believes that all of our directors should be involved in the process of nominating persons for election as directors and we are not required to have a nominating committee, the Board of Directors as a whole performs the functions of nominating committee and is responsible for reviewing the requisite skills and characteristics of the nominees for the Board of Directors. However, only independent directors may nominate replacements for vacancies in the independent director positions.

The Board of Directors weighs the characteristics, experience, independence and skills of potential candidates for election to the Board. In considering candidates for the Board, the Board also assesses the size, composition and combined expertise of the Board. As the application of these factors involves the exercise of judgment, the Board does not have a standard set of fixed qualifications that is applicable to all director candidates, although the Board does at a minimum assess each candidate’s demonstrated personal integrity and moral character, willingness to apply sound and independent business judgment for the long-term interest of stockholders, relevant business or professional experience, technical expertise or specialized skills, ability to work collegially with other members of the Board and ability to commit sufficient time to effectively carry out the duties of a director. Moreover, each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company, and at least one of the independent directors must have at least three years of relevant real estate experience. In addition, although the Board considers diversity of viewpoints, background and experiences, the Board does not have a formal diversity policy.

In identifying prospective director candidates, the Board may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The Board also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Board utilizes the same criteria for evaluating candidates regardless of the source of the referral.

When considering director candidates, the Board seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. When considering whether the nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.

The Board will consider director candidates recommended by stockholders. Any recommendation submitted to the Secretary of the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written undertaking of the candidate certifying (a) that such candidate is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Company in connection with service or action as a director that has not been disclosed to the Company, (b) that such candidate will serve as a director of the Company if elected and (c) whether such candidate, if elected, would be an independent director. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary, Brookfield Real Estate Income Trust Inc., at Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281. All recommendations for nomination received by the Secretary that satisfy our Bylaw requirements relating to director nominations will be presented to the Board for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These requirements are also described under “Stockholder Proposals for the 2023 Annual Meeting.”

Board Structure

Our offices of Chairman of the Board and Chief Executive Officer are filled by two separate individuals. Mr. Kingston serves as our Chairman, and Mr. Vaughan serves as our Chief Executive Officer. In his capacity as Chairman of the Board of Directors, Mr. Kingston leads our overall strategy. Mr. Vaughan, in his capacity as Chief Executive Officer, is responsible for managing our day-to-day operations.

The Board of Directors is of the view that “one-size” does not fit all. The evidence does not demonstrate that any one leadership structure is more effective at creating long-term stockholder value. The decision of whether to combine or separate the positions of Chief Executive Officer and Chairman varies company-to-company and depends upon a company’s particular circumstances at a given point in time. Accordingly, the Board of Directors carefully considers from time to time whether the Chief Executive Officer and Chairman positions should be combined based on what the Board of Directors believes is best for the Company and its stockholders. At this time, the Board of Directors believes the combination of skills and experience of Mr. Kingston and Mr. Vaughan make them highly qualified to lead Board of Directors in effectively fulfilling its duties.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are held following each regularly scheduled Board meeting. Our Corporate Governance Guidelines provide that the lead independent director, if any, or a director designated by the non-management directors shall serve as such presiding director.

Communications with the Board

As described in our Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with a member or members of our Board of Directors, including the chairperson of our Board of Directors or with the non-management directors as a group or an individual director, may do so by addressing such communications or concerns to the Secretary of the Company, at Brookfield Real Estate Income Trust Inc., Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281, who will forward such communication to the appropriate party.

Board Committees and Meetings

We expect our directors to attend all Board meetings and all of their respective committee meetings. Directors may participate by video or teleconference if they are unable to attend in person. During the year ended

December 31, 2021, the Board held seven meetings. In 2021, all of our directors attended at least 85% of the meetings of the Board during the time in which he or she served as a member of the Board. All director nominees standing for election attended 100% of the Board meetings they were eligible to attend in 2021.

We do not have a formal policy regarding attendance by directors at our annual meeting of stockholders but invite and encourage all directors to attend. We make every effort to schedule our annual meeting of stockholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law. All seven of our seven directors attended our 2020 annual meeting of stockholders.

Audit Committee

Our Board of Directors has established an Audit Committee, which consists of Ms. Beausoleil and Messrs. Eaddy and Stelzl. Ms. Beausoleil serves as the chairperson of the Audit Committee. Ms. Beausoleil qualifies as an “audit committee financial expert” as that term is defined by the SEC.

During the year ended December 31, 2021, the Audit Committee held five meetings. In 2021, all Audit Committee members attended all of the meetings of the Audit Committee during the time in which he or she served as a member of the Audit Committee.

The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at www.brookfieldreit.com under Resources/Stockholders Communications, and include oversight of the following:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements; and

•	the qualifications, performance and independence of our independent accountants.

The Audit Committee is responsible for engaging our independent auditors, reviewing the plans and results of each audit engagement with our independent auditors, approving professional services provided by our independent accountants, considering the range of audit and non-audit fees charged by our independent auditors and reviewing the adequacy of our internal accounting controls.

The Audit Committee has adopted procedures for the processing of complaints relating to accounting, internal control and auditing matters. The Audit Committee oversees the review and handling of any complaints submitted pursuant to the forgoing procedures and of any whistleblower complaints subject to Section 21F of the Exchange Act. The charter of the Audit Committee permits the committee to delegate any or all of its authority to one or more subcommittees. In addition, the Audit Committee has the authority under its charter to engage independent counsel and other advisors as it deems necessary or advisable.

Compensation Committee

We do not have a standing Compensation Committee. We do not have a charter that governs the process of setting compensation. We are externally managed by the Adviser pursuant to the Advisory Agreement and currently we have no employees. We do not directly compensate our executive officers or reimburse the Adviser and its affiliates for the salaries, bonuses and other wages, payroll taxes and the cost of employee benefit plans, and the cost of insurance for persons who also serve as our executive officers or who provide investment advisory services to us. For information regarding the compensation of our executives, see the “Executive Compensation” section included in this Proxy Statement.

Corporate Governance

We have adopted Corporate Governance Guidelines to advance the functioning of our Board of Directors and its committees and to set forth our Board of Directors’ expectations as to how it and they should perform its and their respective functions. These Corporate Governance Guidelines are reviewed from time to time by our Board of Directors and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon approval by our Board of Directors.

Our Corporate Governance Guidelines and Audit Committee charter and other corporate governance information are available on our website at www.brookfieldreit.com under Resources/Stockholders Communications. Any stockholder also may request them in print, without charge, by contacting the Secretary of Brookfield Real Estate Income Trust Inc., at Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281.

Code of Business Conduct & Ethics

We have adopted Brookfield’s Code of Business Conduct and Ethics (the “Code”). The Code applies to all of our directors, officers and employees (if any), and to all of the officers and employees of the Adviser, including our principal executive officer, principal financial officer or principal accounting officer, or persons performing similar functions. The Code is designed to comply with SEC regulations relating to codes of conduct and ethics. The Code may be found on our website at www.brookfieldreit.com under Resources/Stockholders Communications. We do not have a hedging policy for our officers and directors at this time and we have no employees.

We will disclose within four business days any substantive changes in or waivers of the Code granted to our principal executive officer, principal financial officer or principal accounting officer, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Current Report on Form 8-K. In the case of a waiver for an executive officer or a director, the required disclosure also will be made available on our website within four business days of the date of such waiver.

Oversight of Risk Management

The Board is actively involved in overseeing our risk management. Under the Corporate Governance Guidelines, the Board is responsible for assessing the major risks facing the Company and its business and approving and monitoring appropriate systems to manage those risks. Under its charter, the Audit Committee is responsible for reviewing and approving the our policies with respect to risk assessment and management, particularly financial risk exposure, and discussing with management the steps taken to monitor and control risks.

Executive Officers of the Company

Set forth below is certain information regarding each of our current executive officers other than Mr. Vaughn, whose biographical information is presented under “Nominees for Election to the Board of Directors.”

Name	Age	Principal Occupation and Other Information
Manish H. Desai	43	Mr. Desai has served as our President since July 2017 and has served as our Chief Operating Officer since November 2021. He previously served as a member of our Board of Directors from February 2018 until November 2021. Mr. Desai has also served as a Managing Director of Oaktree Capital Management, L.P. (“Oaktree”) since 2014. Mr. Desai joined Oaktree in 2004 and has been involved in the investment and management of its real estate funds. As a Managing Director, his responsibilities include acquisitions, dispositions, financings and re-financings, asset

Name	Age	Principal Occupation and Other Information
		management, development and redevelopment of all property types, with a primary focus on corporate transactions. He has worked with a number of Oaktree’s real estate portfolio companies and has served on the board of directors of STORE Capital Corp. and International Market Centers, Inc. (both specialty REITs). Prior to joining Oaktree, Mr. Desai served as an analyst for Morgan Stanley’s real estate investment strategies from 2001 to 2003, where he was involved in a number of advisory assignments, including the spin-off and restructuring of Fairmont Hotels, as well as the evaluation of numerous properties and portfolios for acquisition. Mr. Desai holds a B.A. in Public Policy with a secondary major in Economics from Stanford University.

Dana E. Petitto	44	Ms. Petitto has served as our Chief Financial Officer since November 2021 and has served as a Managing Director of Finance in Brookfield’s Real Estate Group since 2018. Ms. Petitto joined Brookfield in 2005 and has held numerous roles across the organization during her tenure. She was initially Assistant Controller for Brookfield Office Properties, followed by Vice President and Controller and then Senior Vice President, Finance, before moving to Brookfield Property Partners L.P. in 2013, where she served as Senior Vice President, Finance until 2018. Prior to joining Brookfield, Ms. Petitto was a manager in the corporate finance department of Bristol-Myers Squibb Company from 2003 to 2005, following three years in the audit group at KPMG LLP. Ms. Petitto holds a B.S. in Accounting from the A.B. Freeman School of Business at Tulane University.

Michelle L. Campbell	51	Ms. Campbell has served as our Secretary since November 2021 and has served as a Senior Vice President in Brookfield’s Real Estate Group since 2016. Ms. Campbell previously served in various legal positions since joining Brookfield in 2007. Ms. Campbell has served on the board of directors for Brookfield DTLA Fund Office Trust Investor, Inc. (NYSE: DTLA-P) since 2014 and as its Senior Vice President and Secretary since 2016. Ms. Campbell holds an Honors Bachelor of Business Administration from Wilfred Laurier University and an Honors Bachelor of Laws from the University of Western Ontario.

PROPOSAL NO. 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2022.

Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. The representative will also have the opportunity to make a statement if he or she desires to do so, and the representative is expected to be available to respond to appropriate questions.

The shares represented by your proxy will be voted “FOR” the ratification of the selection of Deloitte & Touche LLP unless you specify otherwise.

On November 11, 2021, the Audit Committee dismissed Ernst & Young LLP as our independent registered public accounting firm, effective immediately following the filing with the SEC of our quarterly report on Form 10-Q for the three months ended September 30, 2021. The reports of Ernst & Young LLP on our financial statements as of and for the years ended December 31, 2020 and 2019 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2020 and 2019, and the subsequent interim period through November 11, 2021, there were no disagreements between us and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreements in connection with its reports, and there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

Audit and Non-Audit Fees

On November 11, 2021, the Audit Committee appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm, effective concurrent with the dismissal of Ernst & Young LLP immediately following the filing of the Company’s quarterly report on Form 10-Q as of September 30, 2021 for the three and nine months ended September 30, 2021 with the SEC.

The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audits of our annual consolidated financial statements for the year ended December 31, 2021 and 2020:

	2021	2020
Audit fees(1)	$629,348	$—
Audit-related fees(2)	155,835	—
Tax fees	—	—
All other fees	—	—
Total:	$785,183	$—

(1)	Audit fees include fees for the audit of our annual financial statements and consents and review of certain documents filed with securities regulatory authorities.
(2)	Audit-related fees include acquisition audits of significant property acquisitions to comply with the SEC’s Regulation S-X Rule 3-14.

All of the services shown in this table were pre-approved by the Audit Committee. The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Deloitte & Touche LLP’s independence and concluded that it was.

The following table presents fees for professional services rendered by Ernst & Young LLP for the audits of our annual consolidated financial statements for the years ended December 31, 2021 and 2020:

	2021		2020
Audit fees(1)	$177,500	(3)	$507,500
Audit-related fees	—		—
Tax fees(2)	141,416		109,451
All other fees	—		—
Total:	$308,916		$616,951

(1)	Audit fees include fees for interim reviews of our quarterly interim reports and consents and review of certain documents filed with securities regulatory authorities prior to November 11, 2021.
(2)	Tax fees include tax return preparation, other tax compliance as well as tax advisory services related to REIT due diligence of property acquisitions and REIT compliance.
(3)

Includes fees of $167,500 for services rendered during the period when Ernst & Young LLP served as our independent registered public accounting firm and $10,000 in fees for services rendered subsequent to that period.

During the period when Ernst & Young LLP served as our independent registered public accounting firm, all of the services shown in this table were pre-approved by the Audit Committee. At that time, the Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Ernst & Young LLP’s independence and concluded that it was.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

In accordance with our Audit Committee pre-approval policy, all audit and non-audit services performed for us by our independent registered public accounting firm were pre-approved by the Audit Committee of our Board of Directors, which concluded that the provision of such services by Deloitte & Touche LLP and Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services. Services to be provided by the independent registered public accounting firm that are not within the category of pre-approved services must be approved by the Audit Committee prior to engagement, regardless of the service being requested or the dollar amount involved.

Requests or applications for services that require specific separate approval by the Audit Committee are required to be submitted to the Audit Committee and must include a description of the services to be provided and a statement by the independent registered public accounting firm and principal accounting officer of the Company confirming that the provision of the proposed services does not impair the independence of the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members or a subcommittee. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management its responsibilities to pre-approve services to be performed by the independent registered public accounting firm.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE

RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2022.

PROPOSAL NOS. 3A-3B — AMENDMENTS TO OUR CHARTER

We intend to conduct a continuous offering of shares of our common stock by filing consecutive registration statements prior to the end of each three-year offering period permitted pursuant to Rule 415 under the Securities Act of 1933, as amended. Because our stock is not listed on a national securities exchange, we are required to register our public offering in each state in which we offer securities for sale. In offerings that are subject to their regulation, most states hold real estate investment trusts to the standards set forth in the Statement of Policy Regarding Real Estate Investment Trusts promulgated by the North American Securities Administrators Association, Inc. (“NASAA”) as revised and adopted by the NASAA membership on May 7, 2007 (the “NASAA REIT Guidelines”). In connection with the review of our second public offering, a securities administrator identified two provisions in our Charter that vary from the exact wording in the NASAA REIT Guidelines. As a condition to approving our public offering, the securities administrator has required that we propose amendments to our Charter to conform these provisions to the wording used in the NASAA REIT Guidelines. As explained below, we do not expect any of these amendments to have a meaningful impact on us or our stockholders.

Accordingly, our Board of Directors has proposed the following amendments to our Charter, has declared them advisable, and has directed that these amendments be submitted for consideration by our stockholders at the Annual Meeting. As described in more detail below, the proposed amendments would change language in two sections of our Charter to conform to the NASAA REIT Guidelines.

If any of these proposals are approved by stockholders at the Annual Meeting, the approved amendments will become effective upon the filing of Articles of Amendment with and the acceptance for record of such Articles of Amendment by the State Department of Assessments and Taxation of Maryland (the “SDAT”). We intend to make this filing promptly after the Annual Meeting if any of these proposals are approved. If any of the following proposed amendments are not approved by stockholders at the Annual Meeting, then such unapproved amendments to our Charter will not be implemented and the relevant sections of our Charter will remain the same as they are now.

The affirmative vote of a majority of all votes entitled to be cast on each Charter Amendment Proposal is required to amend our Charter as described in each of the following proposals. Each Charter Amendment Proposal will be voted on separately, and will be either approved or disapproved without regard to the votes received on any other Charter Amendment Proposal. A vote for or against, or an abstention, with respect to one Charter Amendment Proposal will not affect your ability to vote for or against, or abstain, on any other Charter Amendment Proposal. Because each Charter Amendment Proposal requires the affirmative vote of a majority of all votes entitled to be cast for approval, abstentions and broker non-votes, if any, will have the effect of votes against the Charter Amendment Proposals.

We show below the proposed amendments to our Charter by including excerpts from the relevant sections of our Charter with a single line through text we propose to delete.

Proposal No. 3A — Proposal to Amend the Definition of “Independent Appraiser” in our Charter

The first Charter Amendment Proposal is to revise the definition of “Independent Appraiser” in Article IV of our Charter as follows:

“Independent Appraiser” shall mean a Person with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of Real Property and/or other assets of the type held by the Corporation. ~~Membership in a nationally recognized appraisal society such as the Appraisal Institute shall be conclusive evidence of being engaged to a substantial extent in the business of rendering opinions regarding the value of Real Property.~~

This amendment would cause our definition of “Independent Appraiser” to more closely match that contained within the NASAA REIT Guidelines. We do not expect this amendment to have a meaningful impact on us or our stockholders.

Proposal No. 3B — Proposal to Amend Section 11.2 of our Charter

The second Charter Amendment Proposal is to revise Section 11.2 as follows:

Section 11.2 Voting Rights of Stockholders. Subject to ~~the provisions of any class or series of Shares then outstanding and~~ the mandatory provisions of any applicable laws or regulations, the Stockholders shall be entitled to vote only on the following matters: (a) election or removal of Directors, without the necessity for concurrence by the Board, as provided in Sections 11.1 hereof; (b) amendment of the Charter as provided in Article XIII hereof; (c) dissolution of the Corporation; (d) merger or consolidation of the Corporation, or the sale or other disposition of all or substantially all of the Corporation’s assets; and (e) such other matters with respect to which the Board of Directors has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the Stockholders for approval or ratification. Without the approval of a majority of the Shares entitled to vote on the matter, the Board may not (i) amend the Charter to adversely affect the rights, preferences and privileges of the Stockholders; (ii) amend provisions of the Charter relating to Director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (iii) liquidate or dissolve the Corporation other than before the initial investment in Property; (iv) sell all or substantially all of the Corporation’s assets other than in the ordinary course of business or as otherwise permitted by law; or (v) cause the merger or reorganization of the Corporation except as permitted by law.”

This amendment would remove language that a state securities administrator believes could be used to dilute common stockholder voting rights in the event that we have classes or series of stock in the future with special voting rights. As we have no classes or series of stock with special voting rights, such as preferred stock, we do not expect this amendment to have a meaningful impact on us or our stockholders.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH CHARTER

AMENDMENT PROPOSAL (PROPOSAL NO. 3A AND 3B).

PROPOSAL NO. 4 — ADJOURNMENT OF THE ANNUAL MEETING

At the Annual Meeting, you and the other stockholders will also vote to approve an adjournment of the Annual Meeting, including, if necessary, to solicit additional proxies in favor of Proposals Nos. 1, 2 or 3A-3B if there are not sufficient votes for these proposals to be approved.

Vote Required

Approval of the proposal to adjourn the Annual Meeting requires the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders who are present in person or by proxy and entitled to vote. Abstentions and broker non-votes will have no effect on the outcome of the vote. Proxies received will be voted FOR the approval of this proposal to adjourn the Annual Meeting unless stockholders designate otherwise.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” THE PROPOSAL TO ADJOURN THE ANNUAL MEETING IF NECESSARY.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm their independence. Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors: Lori-Ann Beausoleil Richard W. Eaddy Robert L. Stelzl

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

We are externally managed and currently have no employees. Our executive officers serve as officers of the Adviser and are employees of the Adviser or one or more of its affiliates. Our Advisory Agreement provides that the Adviser is responsible for managing our investment activities, as such our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers but, instead, receive compensation from the Adviser. In addition, we do not reimburse the Adviser for compensation it pays to our executive officers. The Advisory Agreement does not require our executive officers to dedicate a specific amount of time to fulfilling the Adviser’s obligations to us under the Advisory Agreement. Accordingly, the Adviser does not identify the portion of the compensation it awards to our executive officers that relates solely to such executives’ services to us, as the Adviser does not compensate its employees specifically for such services. Furthermore, we do not have employment agreements with our executive officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers, our executive officers have not received any nonqualified deferred compensation and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of us.

Director Compensation in Fiscal Year 2021

On November 2, 2021, pursuant to the terms of an Adviser Transition Agreement, we consummated a series of transactions which included, among other things, the resignation of John Brady, Robert Cavanaugh, Manish H. Desai, Howard Heitner, Catherine Long, James Martin and Derek Smith and the appointment of Mses. Beausoleil and Wigmore and Messrs. Eaddy, Farley, Kingston, Stelzl and Vaughan (collectively, the “Change of Directors”).

Prior to the Change of Directors, independent directors received an annual retainer of $65,000, plus an additional retainer of $10,000 to the chairperson of the Audit Committee and $5,000 to each chairperson of any other committees. This was paid in quarterly installments of 75% of this compensation in cash and the remaining 25% in an annual grant of restricted stock based on the most recent prior month’s Net Asset Value (“NAV”). All unvested restricted stock vested upon the happening of the Change of Directors.

Following the Change of Directors, independent directors received an annual retainer of $125,000, plus an additional retainer of $20,000 to the chairperson of the Audit Committee. For the fourth quarter of 2021, we paid the quarterly retainer in cash. Beginning in 2022 and going forward, we pay 50% of this compensation in cash in quarterly installments and the remaining 50% in an annual grant of restricted stock based on the most recent prior month’s NAV. This restricted stock generally vests one year from the date of grant.

We do not pay our directors additional fees for attending Board of Directors meetings, but we reimburse each of our directors for reasonable out-of-pocket expenses incurred in attending Board of Directors and committee meetings (including, but not limited to, airfare, hotel and food). Our directors who are affiliated with the Adviser or Brookfield do not receive additional compensation for serving on the Board of Directors or committees thereof.

The table below sets forth information regarding director compensation for the fiscal year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Former Directors:
John Brady(2)(3)	—	—	—
Robert Cavanaugh(2)	52,500	17,500	70,000
Manish H. Desai(2)(3)	—	—	—
Howard Heitner(2)	52,500	17,500	70,000
Catherine Long(2)	48,750	16,250	65,000
James Martin(2)	56,250	18,750	75,000
Derek Smith(2)(3)	—	—	—
Current Directors:
Lori-Ann Beausoleil(4)	36,250	—	36,250
Richard W. Eaddy(4)	31,250	—	31,250
Thomas F. F3.arley(4)	31,250	—	31,250
Brian W. Kingston(3)(4)	—	—	—
Robert L. Stelzl(4)	31,250	—	31,250
Zachary B. Vaughan(3)(4)	—	—	—
Elisabeth (Lis) S. Wigmore(4)	31,250	—	31,250

(1)	Represents the aggregate grant date fair value of restricted stock granted during 2021.
(2)	Resigned effective November 2, 2021 and was paid for the full 2021 fiscal year.
(3)	Affiliated with Oaktree, the Adviser or Brookfield.
(4)	Appointed effective November 2, 2021 and was paid for the full fourth quarter of 2021.

Equity Compensation Plan Information

As of December 31, 2021, we did not have an equity compensation plan or individual compensation arrangement under which equity securities of the registrant are authorized for issuance other than the restricted stock granted to our directors as described under “Executive and Director Compensation — Director Compensation in Fiscal Year 2021,” which description is incorporated herein by reference.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

We are externally managed by the Adviser pursuant to the Advisory Agreement and currently we have no employees. We do not directly compensate our executive officers or reimburse the Adviser or its affiliates for the salaries, bonuses, benefits and severance payments for persons who also serve as our executive officers. For information regarding the compensation of our executives, see the “Executive Compensation” section included in this Proxy Statement. We are party to certain transactions with the Adviser described in “Transactions with Related Persons” below. During the last completed fiscal year, none of our executive officers served as: (i) a member of a compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our board of directors; or (ii) a director of another entity, one of whose executive officers served on our board of directors.

OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of March 31, 2022 by (1) each person known to us to beneficially own more than 5% of our outstanding common stock, (2) each of our directors and named executive officers and (3) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC.

Name	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
Principal Stockholder:
BUSI II-C L.P.(1)	2,146,818	6.20%
Directors and Named Executive Officers:
Lori-Ann Beausoleil(2)	5,506		*
Michelle L. Campbell	—	—
Manish H. Desai	99,188		*
Richard W. Eaddy(2)	4,747		*
Thomas F. Farley(3)	44,059		*
Brian W. Kingston	—	—
Dana E. Petitto	7,986		*
Robert L. Stelzl(2)	4,747		*
Zachary B. Vaughan	79,440		*
Elisabeth (Lis) S. Wigmore(2)	4,747		*
Directors and named executive officers as a group (10 persons)	2,397,238	6.92%

*	Less than 1%
(1)	The address of BUSI II-C L.P. is Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281.
(2)	Beneficial ownership number represents unvested restricted shares granted as director compensation for the year ending December 31, 2022.
(3)	Includes 39,312 common shares purchased directly and 4,747 unvested restricted shares granted as director compensation for the year ending December 31, 2022.

TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS AND CONFLICTS OF INTEREST

The following describes all transactions during the fiscal year ended December 31, 2021 and currently proposed transactions involving us, our directors, our Adviser, Brookfield and any affiliate thereof.

Advisory Agreement

Pursuant to the Advisory Agreement, our Board of Directors has delegated to the Adviser the authority to implement our investment strategy, which includes making investment decisions in constructing our portfolio and providing related portfolio management services, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our Board of Directors.

Services

Pursuant to the terms of the Advisory Agreement, the Adviser is responsible for, among other things:

•	serving as an advisor to us with respect to the establishment and periodic review of our investment guidelines and our investment and financing activities and operations;

•

purchasing, selling, exchanging, converting, trading, financing, refinancing, mortgaging, encumbering, conveying, assigning, pledging, constructing, lending or otherwise effecting transactions for our portfolio with respect to investment opportunities and our investments, in accordance with our investment guidelines, policies and objectives and limitations, subject to oversight by our Board of Directors;

•

investigating, analyzing, evaluating, structuring and negotiating, on our behalf, potential acquisitions, purchases, sales, exchanges or other dispositions of investments with sellers, purchasers and other counterparties and, if applicable, their respective agents, advisors and representatives;

•	providing us with portfolio management and other related services, including managing, operating, improving, developing, redeveloping, renovating and monitoring our investments;

•	negotiating, arranging and executing any borrowings or financings in accordance with our investment guidelines;

•	engaging and supervising, on our behalf and at our expense, various service providers;

•	coordinating and managing operations of any joint venture or co-investment interests held by us and conducting matters with our joint venture or co-investment partners;

•	advising us as to our capital structure and capital raising activities; and

•	overseeing, or arranging for, the performance of the administrative services necessary for our operation.

Management Fee, Performance Fee and Expense Reimbursement

Management Fee. As compensation for its services provided pursuant to the Advisory Agreement, we pay the Adviser a management fee of 1.25% of our NAV for the Class T, Class S, Class D, Class C and Class I shares per annum payable monthly. In calculating our management fee, we use our NAV for the Class T, Class S, Class D, Class C and Class I shares before giving effect to accruals for the management fee, performance participation interest, stockholder servicing fees or distributions payable on our shares. We do not pay the Adviser a management fee with respect to the Class E shares. Prior to November 2, 2021, Oaktree Fund Advisors, LLC (the “Sub-Adviser”) was entitled to an annual management fee equal to 1.00% of our NAV, payable monthly, as compensation for the services it provided to us.

The management fee may be paid, at the Adviser’s election, in cash, Class E or Class I shares. If the Adviser elects to receive any portion of its management fee in Class E or Class I shares, we may repurchase such shares from the Adviser at a later date without such shares being subject to the repurchase limits in our share repurchase plan or any early repurchase deduction.

During the year ended December 31, 2021, management fees earned by our Adviser were $0.6 million. During the year ended December 31, 2021, management fees earned by the Sub-Adviser were $2.0 million.

Performance Fee. Effective January 1, 2022, pursuant to the Advisory Agreement, the Adviser receives a performance fee with respect to Class C, Class D, Class I, Class S and Class T shares of our common stock (collectively, the “Performance Shares”) paid annually in an amount equal to 12.5% of the Total Return, subject to a 5% Hurdle Amount and a High-Water Mark, with a Catch-Up (each such term as defined in the Advisory Agreement). In addition, to the extent that our Operating Partnership issues Class C, Class D, Class I, Class S and Class T units of the Operating Partnership (collectively, the “Performance Units”) to parties other than us, the Operating Partnership will pay the Adviser both (i) a management fee equal to 1.25% of our NAV for the Performance Units per annum payable monthly, and (ii) a performance fee with respect to such Performance Units paid annually in an amount equal to 12.5% of the Total Return, subject to a 5% Hurdle Amount and a High Water Mark, with a Catch-Up. The performance fee is payable in cash, Class E or Class I shares of our common stock, or Class E or Class I units of the Operating Partnership at the election of the Adviser. If the Adviser elects to receive any portion of its performance fee in Class E or Class I shares, we may repurchase such shares from the Adviser at a later date and such repurchases shall not be subject to the repurchase limits in our share repurchase plan or any early repurchase deduction. The Adviser is not obligated to return any portion of the performance fees it receives based on our subsequent performance. In the event the Advisory Agreement is terminated or expires by non-renewal, the Adviser will receive a distribution of any accrued performance fee with respect to all Performance Shares and Performance Units as of the date of such termination or non-renewal.

Prior to November 2, 2021, the Sub-Adviser earned a performance fee based on our total return. Pursuant to its advisory agreement, the performance fee was equal to 12.5% of the total return in excess of a 5% total return (after recouping any loss carryforward amount), subject to a catch-up. During the year ended December 31, 2021, the Sub-Adviser earned a performance fee of $5.1 million. In December 2021, we issued the Sub-Adviser 429,340 shares of Class I common stock as payment for the 2021 performance fee at the NAV per unit as of November 2, 2021.

From November 2, 2021 to December 31, 2021, an affiliate of Brookfield (the “Special Limited Partner”) received a performance participation allocation from the Operating Partnership based on the Total Return of the Operating Partnership for the period November 3, 2021 through December 31, 2021. Under the Operating Partnership agreement then in effect, the annual total return was to be allocated 100% to the Special Limited Partner only after the other unit holders have received a total return of 5% (after recouping any loss carryforward amount) and such allocation would continue until the allocation between the Special Limited Partner and all other Operating Partnership unit holders was equal to 12.5% and 87.5%, respectively. The allocation of the performance participation interest was ultimately determined at the end of the calendar year and was to be paid in Operating Partnership units or cash, at the election of the Special Limited Partner. During the year ended December 31, 2021, we recognized $2.3 million of performance participation allocation. This 2021 performance participation became payable on December 31, 2021, and in March 2022 we caused the Operating Partnership to issue 186,362 Class E units in the Operating Partnership to the Special Limited Partner at the NAV per unit as of December 31, 2021 as payment for the 2021 performance participation allocation.

Expense Reimbursement. We will reimburse the Adviser for costs and expenses it incurs in connection with the services it provides to us, including, but not limited to, (1) legal, accounting and printing fees and other expenses attributable to our organization, preparation of the registration statement, registration and qualification of our common stock for sale with the SEC and in the various states and filing fees incurred by the Adviser, (2) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other service providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, (3) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person, (4) out-of-pocket expenses in connection with the acquisition, origination, financing and development of properties and real estate- related investments, whether or not such investments are acquired; and (5) administrative service expenses, including, but not limited to, personnel and related employment costs incurred by the Adviser or its affiliates in performing administrative services on our behalf (including legal, accounting, investor relations, tax, capital markets, financial operations services and other administrative services) and the Adviser’s reasonable estimates of the allocable portion of salaries, bonuses and wages, benefits and overhead of all individuals performing such services, provided that no reimbursement shall be made for expenses related to personnel of the Adviser and its affiliates who provide investment advisory services to us pursuant to the Advisory Agreement or who serve as our directors or executive officers as designated by our Board of Directors. Such costs and expenses will include expenses relating to compliance-related matters and regulatory filings relating to our activities (including, without limitation, expenses relating to the preparation and filing of Form PF, Form ADV, reports to be filed with the Commodities Futures Trading Commission, reports, disclosures or other regulatory filings of the Adviser and its affiliates relating to our activities (including our pro rata share of the costs of the Adviser and its affiliates of regulatory expenses that relate to us and other investment funds, REITs, vehicles, accounts, products and other similar arrangements for which Brookfield currently acts, or will act in the future, as sponsor, general partner or manager to, or otherwise participate in, including proprietary accounts (collectively, “Other Brookfield Accounts”)).

The Adviser has agreed to advance all of our organization and offering expenses on our behalf (other than upfront selling commissions, dealer manager fees and stockholder servicing fees) through July 6, 2022. We will reimburse the Adviser for all such advanced expenses ratably over the 60 months following July 6, 2022. We will reimburse the Adviser for any organization and offering expenses that it incurs on our behalf as and when incurred after July 6, 2022. Our organization and offering expenses may include the organization and offering expenses of feeder vehicles primarily created to hold our shares, as well as certain expenses associated with the transition from the Sub-Adviser to the Adviser. In connection with the appointment of the Adviser, the Adviser acquired the Sub-Adviser’s receivable related to the organization and offering expenses previously incurred by the Sub-Adviser. As of December 31, 2021, the reimbursement payable to the Adviser for advanced organization and offering costs was $12,022,148.

Our total operating expenses are limited during any four fiscal quarters to the greater of (a) 2.0% of our average invested assets and (b) 25.0% of our net income. This limit may be exceeded only if our independent directors have made a finding that, based on such unusual and non-recurring factors as they deem sufficient, a higher level of expenses is justified. For the year ended December 31, 2021, our total operating expenses did exceed this threshold and based upon a review of unusual and non-recurring factors, including but not limited to outsized performance during this period resulting in an increased performance fees and performance participation allocation expense, our independent directors determined that the excess expenses were justified. For the year ended December 31, 2021, our total operating expenses exceeded the 2.0%/25.0% limitation and our total operating expenses were 2.7% of our average invested assets and 66.3% of our net income.

Independent Directors’ Review of Compensation

Our independent directors will evaluate at least annually whether the compensation that we contract to pay to the Adviser is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our Charter. Our independent directors will supervise the performance of the Adviser and the compensation we pay to it to determine that the provisions of the Advisory Agreement are being carried out. This evaluation will be based on the factors set forth below, as well as any other factors deemed relevant by the independent directors:

•	the amount of fees paid to the Adviser in relation to the size, composition and performance of our investments;

•	the success of the Adviser in generating investments that meet our investment objectives;

•	rates charged to other externally-advised REITs and other similar investment entities by advisors performing similar services;

•	additional revenues realized by the Adviser and its affiliates through their advisory relationship with us;

•	the quality and extent of the services and advice furnished by the Adviser;

•	the performance of the assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by the Adviser for its own account.

Sub-Advisory Agreements

The Adviser has engaged the Sub-Adviser to:

•

select and manage our liquid assets (cash, cash equivalents, other short-term investments, U.S. government securities, agency securities, corporate debt, liquid real estate-related, equity or debt securities and other investments for which there is reasonable liquidity) (the “Liquidity Sleeve”) pursuant to a sub-advisory agreement (the “Liquidity Sleeve Sub-Advisory Agreement”); and

•

manage certain of our real estate properties (the “Equity Option Investments”) and real estate-related debt investments (the “Debt Option Investments” and, together with the Equity Option Investments, the “Oaktree Option Investments”) that we acquired prior to the appointment of the Adviser pursuant to a sub-advisory agreement (the “Oaktree Assets Sub-Advisory Agreement” and with the Liquidity Sleeve Sub-Advisory Agreement, the “Sub-Advisory Agreements”).

Pursuant to the Liquidity Sleeve Sub-Advisory Agreement, the Sub-Adviser provides services related to the acquisition, management and disposition of the Liquidity Sleeve in accordance with our investment objectives, strategy, guidelines, policies and limitations. The Liquidity Sleeve Sub-Advisory Agreement may be terminated by the Adviser or by the Sub-Adviser at any time and will terminate immediately in the event of termination of the Advisory Agreement.

Pursuant to the Oaktree Assets Sub-Advisory Agreement, the Sub-Adviser manages the Oaktree Option Investments. The Oaktree Assets Sub-Advisory Agreement will automatically terminate upon the earlier of (i) the disposition of all of the Oaktree Option Investments, (ii) the expiration of the option period set forth in such agreement or (iii) the termination of the Advisory Agreement. In addition, the Oaktree Assets Sub-Advisory Agreement may be terminated (1) by us, (a) at any time, without payment of any penalty, by majority vote of our independent directors, upon no less than 30 days’ prior written notice to the Sub-Adviser; (b) if the Sub-Adviser becomes unable to discharge its duties and obligations under such agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could materially adversely affect us, or (c) at any time, without payment of any penalty, if the Sub-Adviser materially breaches the terms of such agreement or if the Sub-Adviser is not in material compliance with its obligations under the Investment Advisers Act of 1940, as amended, or (2) by the Sub-Adviser, (x) at any time, upon no less than 120 days’ prior written notice to the Adviser; or (y) if the Adviser becomes unable to discharge its duties and obligations under the Oaktree Assets Sub-Advisory Agreement, including circumstances such as financial insolvency of the Adviser.

The fees paid to the Sub-Adviser under the Sub-Advisory Agreements will not be paid by us but will instead be paid by the Adviser out of the management and performance fees that we pay to the Adviser. The expense reimbursements that we will pay to the Adviser include expenses incurred by the Sub-Adviser on our behalf that the Adviser is required to reimburse to the Sub-Adviser under the Sub-Advisory Agreements. In the event that one of the Sub-Advisory Agreements is terminated, the Sub-Adviser will be paid all accrued and unpaid fees and expense reimbursements thereunder. The Sub-Adviser performs its duties and will serve as a fiduciary under the Sub-Advisory Agreements.

Dealer Manager Agreement

We entered into a Dealer Manager Agreement with Brookfield Oaktree Wealth Solutions, LLC (the “Dealer Manager”), a registered broker dealer affiliated with the Adviser, in connection with our public offering of common stock (the “Offering”), pursuant to which the Dealer Manager agreed to, among other things, manage our relationships with third-party broker-dealers engaged by the Dealer Manager to participate in the distribution of shares of our common stock, which we refer to as “participating broker-dealers,” and financial advisors. The Dealer Manager serves as the dealer manager for the Offering. The Dealer Manager also coordinates our marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to communications related to the terms of the Offering, our investment strategies, material aspects of our operations and subscription procedures. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares.

Upfront Selling Commissions and Dealer Manager Fees. The Dealer Manager is entitled to receive upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 0.5%, of the transaction price of each Class T share sold in our Offering; however such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. The Dealer Manager is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the Offering. The Dealer Manager may be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the Offering. No upfront selling commissions or dealer manager fees are paid with respect to purchases of Class I shares or shares of any class sold pursuant to our distribution reinvestment plan. During the year ended December 31, 2021, we paid $650,825 in upfront selling commissions and upfront dealer manager fees to the Dealer Manager. The Dealer Manager has entered into agreements with participating broker-dealers distributing our shares in our Offering, and all of the upfront selling commissions and dealer manager fees were reallowed (paid) to, such participating broker-dealers. For the fiscal year ended December 31, 2021, the costs of raising capital in our Offering and our distribution reinvestment plan, which represent all upfront selling commissions, upfront dealer manager fees, stockholder servicing fees and organization and offering costs accrued by us during the year ended December 31, 2021, represented 9.0% of the capital raised.

Stockholder Servicing Fees. Subject to Financial Industry Regulatory Authority (FINRA) limitations on underwriting compensation and certain other limitations described below, we will pay the Dealer Manager selling commissions over time as a stockholder servicing fee (i) with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV for the Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares, (ii) with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares and (iii) with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares. We will not pay a stockholder servicing fee with respect to our outstanding Class I shares.

The stockholder servicing fees will be paid monthly in arrears. The Dealer Manager will reallow (pay) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers and will waive or rebate stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. The stockholder servicing fees with respect to Class T shares, Class S shares and Class D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, including shares issued under our distribution reinvestment plan.

We will cease paying the stockholder servicing fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and stockholder servicing fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% (or, in the case of Class T shares sold through certain participating broker-dealers, a lower limit as set forth in the applicable agreement between the Dealer Manager and a participating broker-dealer at the time such Class T shares were issued) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan with respect thereto). At the end of such month, such Class T shares, Class S shares or Class D shares will convert into a number of Class I shares (including any fractional shares), each with an equivalent aggregate NAV as such shares.

In addition, we will cease paying the stockholder servicing fee on the Class T shares, Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets, in each case in a transaction in which our stockholders receive cash, securities listed on a national exchange or a combination thereof, or (iii) the date following the completion of the primary portion of the registered offering in which such shares were sold on which, in the aggregate, underwriting compensation from all sources in connection with such offering, including upfront selling commissions, the stockholder servicing fee and other underwriting compensation, is equal to 10% of the gross proceeds from the primary portion of our Offering.

During the fiscal year ended December 31, 2021, we paid $1.5 million in stockholder servicing fees to the Dealer Manager. As described above, the Dealer Manager reallowed (paid) all or a portion of the stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers.

Acquisition of Assets from Brookfield

On November 2, 2021, we acquired two multifamily properties and a 20% interest in a joint venture that owns an office property (the “Brookfield Portfolio”) from an affiliate of Brookfield. We issued 2,088,833 shares of Class E common stock and 12,380,554 Class E units in the Operating Partnership (“Class E OP Units”) as consideration for the acquisitions. The aggregate transaction consideration was $173.2 million, which was equal to the fair value of the net assets of the Brookfield Portfolio based on third-party appraisals of the properties.

Disposition of Investments to Affiliates

On November 2, 2021, we sold our interest in a multifamily property, Ezlyn, to an affiliate of the Sub-Adviser for $105 million. The sale price was equal to the most recently appraised value from a third-party appraiser obtained by us in connection with determining our NAV. We received net proceeds of $42.4 million, which consisted of $8.6 million of cash and a $33.8 million preferred equity interest in an affiliate of the Sub-Adviser. On December 31, 2021, we assigned $5.0 million of our preferred equity interest to an affiliate of the Sub-Adviser for $5.0 million of cash and on January 18, 2022, we assigned the remaining $28.8 million preferred equity interest to the affiliate of the Sub-Adviser for $28.8 million.

On November 26, 2021, we sold a real estate-related loan, Atlantis Mezzanine Loan, to an affiliate of Brookfield for $25 million. The sale price was equal to the most recently appraised value from a third-party appraiser we obtained in connection with determining our NAV.

Option Investment Purchase Agreement

On November 2, 2021, we entered into an Option Investments Purchase Agreement with Oaktree, pursuant to which Oaktree will have the right to purchase the Operating Partnership’s entire interest in four properties (Anzio Apartments, Arbors of Las Colinas, Two Liberty Center and Lakes at West Covina), four real estate-related loan investments (IMC/AMC Bond Investment, 111 Montgomery, The Avery Senior Loan and The Avery Mezzanine Loan) and one real estate-related security investment (BX 2019 IMC G). Oaktree has the right to purchase these investments for a period of 12 months following the earlier of (i) 18 months after November 2, 2021 and (ii) the date on which we notify Oaktree that we have issued in the aggregate $1 billion of our common stock to non-affiliates at a price equal to the fair value of the applicable Oaktree Option Investments, as determined in connection with our most recently determined NAV immediately prior to the closing of such purchase. As of December 31, 2021, the conditions to commence the option period have not occurred.

Brookfield Repurchase Agreement

An affiliate of Brookfield (the “Brookfield Investor”) was issued shares of our common stock and Class E OP Units in connection with our purchase of the Brookfield Portfolio on November 2, 2021. We and the Operating Partnership have entered into a repurchase arrangement with the Brookfield Investor (the “Brookfield Repurchase Agreement”) pursuant to which the Operating Partnership will offer to repurchase Class E OP Units from the Brookfield Investor at a price per unit equal to the most recently determined NAV per Class E OP Unit immediately prior to each repurchase. The Brookfield Investor has agreed to not seek repurchase of the Class E OP Units that it owns if doing so would bring the value of its equity holdings in the Company and the Operating Partnership below $50 million. In addition, the Brookfield Investor has agreed to hold all of the shares of common stock and Operating Partnership units that it received in consideration for the contribution of the Brookfield Portfolio until the earlier of (i) the first date that our NAV reaches $1.5 billion and (ii) the date that is the third anniversary of November 2, 2021. Following such date, the Brookfield Investor may cause us to repurchase our shares and Class E OP Units (above the $50 million minimum), in an amount equal to the sum of (a) the amount available under our share repurchase plan’s 2% monthly and 5% quarterly caps (after accounting for third-party investor repurchases) and (b) 25% of the amount by which net proceeds from our public offering of common stock and our private offerings of common stock for a given month exceed the amount of repurchases for such month pursuant to our share repurchase plan. We will not effect any such repurchase during any month in which the full amount of all shares requested to be repurchased by third-party investors under the share repurchase plan is not repurchased. For the year ended December 31, 2021, we and the Operating Partnership did not repurchase any shares or Class E OP Units from the Brookfield Investor as part of the Brookfield Repurchase Agreement.

Oaktree Repurchase Agreement

On September 11, 2019, the Board of Directors, including a majority of the independent directors, adopted an arrangement (the “Oaktree Repurchase Agreement”) with an affiliate of Oaktree (the “Oaktree Investor”) to repurchase any shares of our Class I common stock that the Oaktree Investor, an affiliate of the Sub-Adviser, acquired prior to the breaking of escrow in our initial public offering. The Board of Directors approved the Oaktree Repurchase Agreement in recognition of the Oaktree Investor’s intent to subscribe for shares of Class I common stock in an amount such that, together with all other subscriptions for our common stock, the escrow minimum offering amount would be satisfied. As of December 6, 2019, we satisfied the minimum offering requirement and our Board of Directors authorized the release of proceeds from escrow. As of such date, the escrow agent released gross proceeds of approximately $150.0 million (including approximately $86.9 million that was funded by the Oaktree Investor) to us in connection with the sale of shares of our common stock. Under the Oaktree Repurchase Agreement, subject to certain limitations, on the last calendar day of each month we will offer to repurchase shares of our common stock from the Oaktree Investor in an aggregate dollar amount (the “Monthly Repurchase Amount”) equal to (i) the net proceeds from new subscriptions that month less (ii) the aggregate repurchase price (excluding any amount of the aggregate repurchase price paid using cash flow from operations not used to pay distributions) of shares repurchased by us that month from investors pursuant to our share repurchase plan. In addition to the Monthly Repurchase Amount, we will offer to repurchase any Monthly Repurchase Amounts from prior months that are not yet repurchased. The price per share for each repurchase from the Oaktree Investor will be the lesser of (a) the $10.00 per share initial cost of the shares and (b) the transaction price in effect for the Class I shares at the time of repurchase. The repurchase arrangement is not subject to any time limit and will continue until we have repurchased all of the Oaktree Investor’s shares. During the years ended December 31, 2021 and 2020, we repurchased 6,186,397 shares for $61.9 million and 2,521,620 shares for $25.2 million, respectively, from the Oaktree Investor. As of December 31, 2021, the Oaktree Investor did not hold any shares of common stock.

Brookfield Subscription Agreement

On November 30, 2021, the Operating Partnership and the Brookfield Investor entered into a subscription agreement (the “Subscription Agreement”) pursuant to which the Brookfield Investor agreed to purchase up to

$83 million in Class E OP Units upon the request of the general partner of the Operating Partnership (the “OP GP”), of which we are the sole member. The Class E OP Units purchased by the Brookfield Investor pursuant to the Subscription Agreement are not subject to the Brookfield Repurchase Agreement. Pursuant to the Subscription Agreement, OP GP has agreed to waive the twelve-month hold period with respect to Class E OP Units purchased by the Brookfield Investor pursuant to the Subscription Agreement. The Brookfield Investor has the right to cause the Operating Partnership to redeem all or a portion of the Class E OP Units it purchases pursuant to the Subscription Agreement for, at the sole discretion of the OP GP, shares of common stock, cash or a combination of both. On December 1, 2021, the Brookfield Investor was issued 3,756,480 Class E OP Units for $45 million of proceeds. On January 3, 2022, the Brookfield Investor was issued 3,075,006 Class E OP Units for $38 million of proceeds.

Brookfield Line of Credit

In November 2021, we entered into a revolving line of credit with an affiliate of Brookfield (the “Affiliate Line of Credit”), providing for a discretionary, unsecured, uncommitted credit facility in a maximum aggregate principal amount of $125.0 million. The credit agreement expires on November 2, 2022, subject to one-year extension options requiring the lender’s approval. Borrowings under the credit agreement will bear interest at a rate of the then-current rate offered by a third-party lender for a similar product, or, if no such rate is available, LIBOR plus 2.25%. As of December 31, 2021, we had $20.0 million of undrawn available capacity on the Affiliate Line of Credit.

Oaktree Line of Credit

On June 5, 2020, we entered into a line of credit (the “Oaktree Credit Agreement”) with Oaktree Fund GP I, L.P., an affiliate of the Sub-Adviser, providing for a discretionary, unsecured, uncommitted credit facility in a maximum aggregate principal amount of $125 million. Borrowings under the Oaktree Credit Agreement incurred interest at a rate of the then-current rate offered by a third-party lender, or, if no such rate was available, LIBOR plus 2.25%. The Oaktree Credit Agreement was terminated on November 2, 2021.

Fees and Expenses for Other Services

We may retain certain of the Adviser’s affiliates for necessary services relating to our investments or operations, including any administrative services, construction, special servicing, leasing, development, property oversight and other property management services, as well as services related to group purchasing, healthcare, consulting/brokerage, capital markets/credit origination, loan servicing, property, title and/or other types of insurance, management consulting and other similar operational matters. Any such arrangements will be at market terms and rates. During the fiscal year ended December 31, 2021, the following affiliate arrangements were in place:

Real Estate Services

We have engaged Brookfield Properties, an affiliate of Brookfield, to provide certain real estate operational services (including, without limitation, property management, construction and project management and leasing services) and corporate support services (including, without limitation, accounting and administrative services)to us. During the year ended December 31, 2021, we incurred $628,166 of expenses in connection with the services provided by Brookfield Properties.

Captive Insurance Company

BPG Bermuda Insurance Limited (“BAM Insurance Captive”), a Brookfield affiliate, provides multifamily property and liability insurance for certain of our multifamily properties. During the year ended December 31, 2021, we paid the BAM Insurance Captive $15,367 for insurance premiums at two multifamily properties.

Affiliate Title Service Provider

Horizon Land Services (“Horizon”), a Brookfield affiliate, provides title insurance for certain of our properties. Horizon acts as an agent for one or more underwriters in issuing title policies and/or providing support services in connection with investments by us. During the year ended December 31, 2021, we paid Horizon $65,649 for title services for three properties.

Indemnification Agreements with Directors and Officers

We have entered into indemnification agreements with each of our directors and certain of our officers. We refer to such indemnification agreements as “Indemnification Agreements” and our directors and officers party thereto as “Indemnitees.” The Indemnification Agreements provide that we will, subject to certain limitations and exceptions, indemnify, to the fullest extent permitted under Maryland law, and advance expenses to, each Indemnitee, in connection with (among other things) the Indemnitee’s capacity as our director, officer, employee or agent. This obligation includes, subject to certain terms and conditions, indemnification for any expenses (including reasonable attorneys’ fees), judgments, fines, penalties and settlement amounts actually and reasonably incurred by the Indemnitee in connection with any threatened or pending action, suit or proceeding. In certain instances, we may be required to advance such expenses, in which case the Indemnitee will be obligated to reimburse us for the amounts advanced if it is later determined that the Indemnitee is not entitled to indemnification for such expenses.

Report of the Independent Directors

The independent directors of the Board have examined the fairness of the transactions described above and have determined that all such transactions are fair and reasonable to us. The independent directors have reviewed our policies described above, in our Annual Report on Form 10-K and our registration statement related to our ongoing public offering, as well as other policies previously reviewed and approved by our Board of Directors and determined that they are in the best interests of our stockholders because it believes such policies are consistent with achieving our investment objectives while appropriately addressing conflicts of interest that may arise.

Submitted by the Independent Directors of the Company’s Board of Directors: Lori-Ann Beausoleil Richard W. Eaddy Thomas F. Farley Robert L. Stelzl Elisabeth (Lis) S. Wigmore

Conflicts of Interest

We are subject to conflicts of interest arising out of our relationship with Brookfield and Oaktree, including the Adviser, the Sub-Adviser and their respective affiliates. Two members of our Board of Directors (one of whom serves as chairman of our Board of Directors) are affiliated with Brookfield, and our chief executive officer, chief financial officer, and our other executive officers are also executives of Brookfield or one or more of its affiliates. There is no guarantee that the terms of our Charter, the terms of the Advisory Agreement, the Sub-Advisory Agreements or the policies and procedures adopted by the Adviser, Brookfield, Oaktree and their respective affiliates will enable us to identify, adequately address or mitigate these conflicts of interest. Transactions between us and the Adviser, Brookfield, Oaktree or their affiliates require approval by a majority of our independent directors.

General

Brookfield is a global alternative asset manager with significant assets under management and a long history of owning, managing and operating assets, businesses and investment vehicles across various industries, sectors, geographies and strategies. A key element of our strategy is to leverage Brookfield’s experience, expertise, and its broad reach, relationships and position in the market for investment opportunities and deal flow, financial resources, access to capital markets and operating needs. Brookfield believes that leveraging these capabilities is in the best interests of our company and our stockholders. However, being part of Brookfield’s broader platform, as well as activities of, and other considerations relating to, Other Brookfield Accounts give rise to actual or potential conflicts of interest which may not be resolved in favor of our interests. Certain Other Brookfield Accounts may invest in, and in some cases, have priority ahead of us, with respect to, properties, securities or investments that are suitable for us. Transactions between us and Brookfield or any Brookfield affiliate require approval by our Board of Directors, including a majority of our independent directors. There can be no assurance that our Board of Directors or the Adviser will identify, mitigate or resolve all conflicts of interest in a manner that is favorable to us.

Some examples of conflicts of interest that may arise by virtue of our relationship with Brookfield and Oaktree include:

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Allocation of Investment Opportunities. Investment opportunities identified by the Adviser and its affiliates that are within the scope of our investment objectives and strategy generally are expected to be presented to us. Notwithstanding the foregoing, Other Brookfield Accounts, in certain cases, will have overlapping investment objectives with us or priority over us with respect to investment opportunities that meet both our and such Other Brookfield Account’s investment objectives. Where our investment objectives overlap with the investment objectives of one or more Other Brookfield Accounts, investment opportunities will be allocated on a basis that Brookfield believes is fair and equitable taking into account various factors. In some cases this will result in certain transactions being shared among our company and one or more Other Brookfield Accounts, while in other cases it will result in our company or one or more Other Brookfield Accounts being excluded from an investment entirely.

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Co-Investments Expenses. Co-investors will typically bear their pro rata share of fees, costs and expenses related to the discovery, investigation, development, acquisition or consummation, ownership, maintenance, monitoring, hedging and disposition of their co-investments and, in certain cases, may be required to pay their pro rata share of fees, costs and expenses related to potential investments that are not consummated, such as broken deal expenses (including “reverse” breakup fees). Brookfield will endeavor to allocate such fees, costs and expenses on a fair and equitable basis.

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Facilitation of Co-Investments. Subject to the limitations set forth in our Charter, we may provide interim debt or equity financing (including emergency funding or as part of a follow-on investment) for the purpose of bridging a potential co-investment or a follow-on investment related to an existing co-investment (including prior to allocating or syndicating the co-investment or follow-on investment, as applicable, to co-investors) but only to the extent that we would have been permitted to make such investment. In connection with any such interim investment, we may hedge our currency, interest rate or other exposure and, as a result, may incur hedging or borrowing costs. In order to potentially make available or otherwise facilitate our investments, at any time during the course of an investment, we may also use our line of credit to consummate, support, guarantee, or issue letters of credit to support, the portion of the investment made (or to be made) by co-investors.

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Client and Other Relationships. Brookfield and Oaktree each have long-term relationships with a significant number of developers, institutions and corporations and their advisors (“Brookfield Client Relationships”). These Brookfield Client Relationships may hold or may have held investments similar to the investments intended to be made by us, including certain investments that may represent appropriate investment opportunities for us. These Brookfield Client Relationships may compete with us for investment opportunities. In determining whether to pursue a particular opportunity on our behalf, the Adviser may consider these relationships, and there may be certain potential opportunities which would not be pursued on our behalf in view of such relationships.

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Pursuit of Investment Opportunities by Certain Non-Controlled Affiliates. Certain companies affiliated with Brookfield (i) are controlled, in whole or in part, by persons other than Brookfield or entities controlled by it, including, for example, joint ventures or similar arrangements with third parties where Brookfield does not have complete control, or (ii) do not coordinate or consult with Brookfield or entities controlled by it with respect to investment decisions (together, “Non-Controlled Affiliates”). Such Non-Controlled Affiliates are likely to have investment objectives which overlap with our investment objectives and conflicts are likely to arise therefrom. For example, from time to time such Non-Controlled Affiliates or investment vehicles managed by such Non-Controlled Affiliates will pursue investment opportunities which are suitable for us, but which are not made available to us since such Non-Controlled Affiliates do not consult with or are not controlled by Brookfield or entities controlled by it.

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Conflicts Relating to Investments by Other Brookfield Accounts. It is expected that (i) Brookfield (including through the Adviser, its personnel or one of its affiliates) will give advice, and take actions, with respect to current or future Other Brookfield Accounts (including proprietary accounts of Brookfield) that will compete or conflict with the advice the Adviser gives to our company, or will involve a different timing or nature of action than that taken with respect to our company, and (ii) investments by Other Brookfield Accounts may have the effect of disadvantaging our investment strategies. When an Other Brookfield Account either manages or implements a portfolio decision ahead of, or contemporaneously with, portfolio decisions for our company, market impact, liquidity constraints, or other factors could result in our company receiving less favorable results, paying higher transaction costs, or being otherwise disadvantaged.

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Data and Information Sharing. Brookfield often has or obtains data and information that are utilized by Brookfield, our company, Other Brookfield Accounts or their portfolio companies across multiple strategies, businesses and operations that it would not otherwise have or obtain in the ordinary course. Conversely, Brookfield uses data and information that it has or acquires in connection with our activities for the benefit of its own business and investment activities as well as those of Other Brookfield Accounts and their portfolio companies. From time to time, Brookfield expects to commission third-party research, at our expense, in connection with its diligence of an investment opportunity for us or in connection with its management of one or more of our investments, and such research is expected to subsequently be available to Other Brookfield Accounts and the funds and accounts managed by Oaktree unrelated to our company (collectively, “Other Oaktree Accounts”), who will generally not be required to compensate us for the benefit they receive from such research. Such benefits could be material and Brookfield will have no duty, contractual, fiduciary or otherwise, to keep such information confidential from, or not use such information in connection with the business and investment activities of itself, Other Brookfield Accounts or their portfolio companies.

To the extent it deems necessary or appropriate, in its sole discretion, Brookfield may provide data management services to us and our investments or Other Brookfield Accounts and their portfolio companies (collectively, “Data Holders”). Such services could include, among other things, assistance with obtaining, analyzing, curating, processing, packaging, organizing, mapping, holding, transforming, enhancing, marketing and selling data for monetization through licensing or sale arrangements with third parties or directly with Data Holders. To the extent provided, these services would be subject to the limitations discussed below and applicable contractual or legal obligations or limitations, including on the use of material, non-public information. Moreover, where an arrangement is with our company or our investments, we would directly or indirectly bear our appropriate share of related compensation. In addition, in Brookfield’s sole discretion, data from one Data Holder may be pooled with data from other Data Holders, subject to applicable laws and regulations (including privacy laws and regulations), and any revenues arising from such pooled data sets would be allocated among Brookfield and the applicable Data Holders on a fair and equitable basis as determined by Brookfield in its sole discretion, with Brookfield able to make corrective allocations should it determine subsequently that such corrections were necessary or advisable. Brookfield’s compensation for any data management services could include a percentage of the revenues generated through any licensing or sale arrangements, fees, royalties and cost and expense reimbursement (including start-up costs and allocable overhead associated with personnel working on relevant matters (including salaries, benefits and other similar expenses)). This compensation will not offset advisory or management fees or otherwise be shared with the Data Holders, us, Other Brookfield Accounts or their portfolio companies. Brookfield may share the products from its data management services within Brookfield (including with our company, Other Brookfield Accounts and their portfolio companies) at no charge and, in such cases, the Data Holders are not expected to receive any financial or other benefit from having provided their data to Brookfield. The provision of data management services will create incentives for Brookfield to pursue and make investments that generate a significant amount of data, including on our behalf. While all of our investments will be within our investment mandate and consistent with our investment objectives, they could include investments that Brookfield might not otherwise have made or investments on terms less favorable than Brookfield otherwise would have sought to obtain had it not been providing data management services.

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Investment by us May Benefit an Other Brookfield Account. From time to time, in making investment decisions for us or an Other Brookfield Account, the Adviser will face certain conflicts of interest between our interests, on the one hand, and the interests of an Other Brookfield Account. For example, subject to applicable law and any limitations contained in our Charter, the Adviser from time to time could cause us to invest in securities, bank loans or other obligations of portfolio companies or properties affiliated with or advised by Brookfield or in which Other Brookfield Accounts have an equity, debt or other interest, or to engage in investment transactions that result in Other Brookfield Accounts getting an economic benefit, being relieved of obligations or divested of investments.

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Conflicts between Us and Other Brookfield Accounts and Their Portfolio Companies. There may be conflicts between us or one of our investments, on the one hand, and Brookfield or an Other Brookfield Account or one or more portfolio companies thereof, on the other hand. In such circumstances, such Other Brookfield Account or portfolio company thereof may take actions that have adverse consequences for us or one of our investments, such as seeking to increase its market share at the investment’s detriment, withdrawing business from the investment in favor of a competitor that offers the same product or service at a more competitive price, or increasing prices of its products in its capacity as a supplier of the investment or commencing litigation against the investment.

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Purchase or Sale of Investments with Brookfield Affiliates. Without approval by a majority of our Board of Directors (including a majority of our independent directors) not otherwise interested in the transaction, we will not purchase any investments from, or sell any investments to, any Other Brookfield Account or any other Brookfield affiliate. In certain circumstances, subject to the limitations set forth in our Charter, we could invest in assets or companies in which Brookfield or an Other Brookfield Account (including a co-investment account) holds an equity or debt position or in which Brookfield or an Other Brookfield Account invests (either in equity or debt positions) subsequent to our investment.

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Investment Platforms. We, alone or co-investing alongside Other Brookfield Accounts or third parties, may develop, organize or acquire assets that will serve as a platform for investment in a particular sector, geographic area or other niche (such arrangements, “Investment Platforms”). The management teams for such Investment Platforms (“Platform Management Teams”) will be owned and controlled by us, Other Brookfield Accounts or third parties, and may be established through recruitment, contract or the acquisition of one or more portfolio companies. The executives, officers, directors and shareholders of Platform Management Teams may represent other financial investors with whom we are not affiliated and whose interests may conflict with our interests, or which may include other professional interests that may conflict with our interests.

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Insurance and Reinsurance Capital. Brookfield currently manages, and expects in the future to manage, one or more Other Brookfield Accounts that focus on investing insurance- and reinsurance-related capital (“Brookfield Insurance Accounts”). Among other things, Brookfield Insurance Accounts are expected to invest in securities of issuers affiliated with our company or Other Brookfield Accounts, including securities issued by portfolio companies such as investment grade, high-yield and other debt securities, and certain equity investments. Brookfield Insurance Accounts’ investments in debt securities or instruments could result in Brookfield Insurance Accounts, Other Brookfield Accounts and us being invested in different levels of an issuer’s capital structure. These situations will give rise to conflicts of interests and potential adverse impacts on us.

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Structuring of Investments and Subsidiaries. Because Brookfield controls the Adviser, which will be entitled to receive the management and performance fees, Brookfield may structure our company and our investments in a manner that is advantageous for Brookfield and may implement various strategies and structures over time based on its own interests and objectives, while also taking into account the interests of our stockholders.

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Restrictions on the Adviser’s Activities. The Adviser is subject to certain protocols, obligations and restrictions in managing us, including conflicts-management protocols, aggregated regulatory reporting obligations and other regulatory restrictions such as REIT affiliate rules and regulations (which also apply with respect to certain Brookfield businesses that are separated by an information barrier, including PSG (as defined and described below) and Oaktree) and certain investment-related restrictions, which could in certain situations have an adverse effect on us.

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Financings. If an Other Brookfield Account or an Other Oaktree Account participates as a lender in borrowings by us or any of our subsidiaries, Brookfield’s or Oaktree’s interests may conflict with our interests. In this situation, our assets may be pledged to such Other Brookfield Account or Other Oaktree Account as security for the loan. In its capacity as a lender, the relevant Other Brookfield Account or Other Oaktree Account may act in its own interest, without regard for our interests, which may materially and adversely affect us, any subsidiary or investment entity and, in certain circumstances such as an event of default, ultimately may result in realization of our assets and a loss of the entire investment.

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Financing to Fund Counterparties. There may be situations in which an Other Brookfield Account will offer or commit to provide financing to one or more third parties that are expected to bid for or purchase one of our investments (in whole or in part) from us. This type of financing could be provided through pre-arranged financing packages arranged and offered by an Other Brookfield Account to potential bidders in the relevant sales process or otherwise pursuant to bilateral negotiations between one or more bidders and the Other Brookfield Account. For example, where we seek to sell one of our investments (in whole or in part) to a third party in the normal course, an Other Brookfield Account may offer such third-party debt financing to facilitate its bid and potential purchase of such investment.

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Investments by Brookfield Personnel. The partners, members, shareholders, directors, officers and employees of Brookfield, including the Adviser (“Brookfield Personnel”), are permitted to buy and sell securities or other investments for their own accounts (including our securities and interests in Other Brookfield Accounts) or accounts of their family members, including trusts and other controlled entities. Positions may be taken by such Brookfield Personnel that are the same, different from, or made at different times than positions taken for our company. To reduce the possibility of (a) potential conflicts between our investment activities and those of Brookfield Personnel, and (b) our company being materially adversely affected by personal trading activities described above, Brookfield has established policies and procedures relating to personal securities trading. To this end, Brookfield Personnel that participate in managing our investment activities are generally restricted from engaging in personal trading activities (unless such activities are conducted through accounts over which Brookfield Personnel have no influence or control), and other Brookfield Personnel generally must pre-clear proposed personal trades. In addition, Brookfield’s policies include prohibitions on insider trading, front running, trading in securities that are on Brookfield’s securities watch list, trading in securities that are subject to a black-out period and other restrictions.

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Investments by the Related-Party Investor. Certain executives and former executives of Brookfield own a substantial majority of an investment vehicle (the “Related-Party Investor”) whose investment mandate is managed by Brookfield. The Related-Party Investor’s investment mandate generally focuses on liquid securities and includes, among other things, equity, debt and other investments in Brookfield and third-party companies, which are made directly and through separate accounts managed by Brookfield, Oaktree and PSG. There is no information barrier between the personnel managing the Related-Party Investor’s activities and the rest of Brookfield (with the exception of Oaktree and PSG, which are walled off). Brookfield has adopted protocols designed to ensure that the Related-Party Investor’s activities do not materially conflict with or adversely affect our activities (or any Other Brookfield Account) and to ensure that our interests (and the interests of Other Brookfield Accounts) are, to the extent feasible, prioritized relative to the Related-Party Investor’s interests, including among others in connection with the allocation of investment opportunities and the timing of execution of investments.

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Brookfield’s Public Securities Group. Brookfield is an active participant, as agent and principal, in the global fixed income, currency, commodity, equities and other markets. Certain of Brookfield’s investment activities are managed independently of, and carried out without any reference to, the management of our company. In particular, Brookfield’s Public Securities Group (“PSG”) manages investment funds and accounts that invest in public debt and equity markets. There is currently an information barrier in place pursuant to which the Adviser and PSG manage their investment operations independently of each other and do not generally share information relating to such activities. In addition, in certain circumstances, funds or accounts managed by PSG will hold an interest in an investment (or potential investment) of ours. In such situations, PSG funds or accounts may benefit from our activities. In addition, as a result of different investment objectives and views, PSG is likely to manage its interests in a way that is different from us. Brookfield has discretion at any time, and without notice to our stockholders, to remove or modify such information barrier. In the event that the information barrier is removed or modified, the Adviser would be subject to certain protocols, obligations and restrictions in managing our company.

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Conflicts Relating to the Ownership of Oaktree. The Adviser has engaged Oaktree as a sub-adviser. Brookfield owns a majority of the business of Oaktree Capital Group, LLC, an indirect controlling parent of Oaktree, which together with certain related transactions results in Brookfield owning a majority economic interest in Oaktree’s business. Brookfield and Oaktree operate their respective investment businesses largely independently pursuant to an information barrier, with each operating under its brand and led by its own management and investment teams. So long as the information barrier remains in place, Oaktree, Other Oaktree Accounts and their respective portfolio companies will not be treated as “affiliates” of Brookfield or us for purposes of Brookfield’s identification and management of conflicts of interest (e.g., allocation of investment opportunities, transactions or services with us or Other Oaktree Accounts). It is expected we and our investments (as well as Other Brookfield Accounts and their portfolio companies) will engage in activities and have business relationships that give rise to conflicts (and potential conflicts) of interest between us (or such Other Brookfield Account), on the one hand, and Oaktree and Other Oaktree Accounts, on the other hand.

There is (and in the future will continue to be) overlap in investment strategies and investments pursued by us and Other Oaktree Accounts. Nevertheless, the Adviser does not expect to coordinate or consult with Oaktree with respect to investment activities or decisions for our company other than with respect to the services provided to us by the Sub-Adviser pursuant to the Sub-Advisory Agreements. While this absence of coordination and consultation, and the information barrier described above, will in some respects serve to mitigate conflicts of interests between us and Other Oaktree Accounts, these same factors also will give rise to certain conflicts and risks in connection with Brookfield’s and Oaktree’s investment activities, and make it more difficult to mitigate, ameliorate or avoid such situations.

In addition, from time to time and subject to the limitations set forth in our Charter, Other Oaktree Accounts may hold an interest in an investment (or potential investment) of ours, or subsequently purchase (or sell) an interest in an investment (or potential investment) of ours including in different parts of the capital structure. Conversely, we could be adversely impacted by Oaktree’s activities. In addition, as a result of different investment objectives, views or interests in investments, it is expected that Oaktree will manage certain Other Oaktree Accounts’ interests in a way that is different from our interests, which could adversely impact our direct or indirect interests. Oaktree and Other Oaktree Accounts are also expected to take positions, give advice and provide recommendations that are different, and potentially contrary to those which are taken by, or given or provided to, us, and are expected to hold interests that potentially are adverse to those held by us, directly or indirectly). We, on the one hand, and Other Oaktree Accounts, on the other hand, will in certain cases have divergent interests, including the possibility that, subject to the limitations set forth in our Charter, our interests are subordinated to Other Oaktree Accounts’ interests or are otherwise adversely affected by Other Oaktree Accounts’ involvement in and actions related to an investment. Oaktree will not have any obligation or other duty to make available for our benefit any information regarding its activities, strategies or views.

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Material, Non-Public Information. We have engaged Oaktree as our sub-adviser with respect to our Liquidity Sleeve. Brookfield (including PSG, Oaktree and other Brookfield businesses that are separated by information barriers) and Other Brookfield Accounts are deemed to be affiliates for purposes of certain laws and regulations and it is anticipated that, from time to time and subject to the limitations set forth in our Charter, we and Other Brookfield Accounts will each have positions (which in some cases will be significant) in one or more of the same investments. As such, Brookfield must aggregate certain investment holdings, including our holdings and the holdings of Brookfield and Other Brookfield Accounts for certain securities laws purposes and other regulatory purposes. Consequently, activities by Brookfield Accounts could result in earlier public disclosure of investments by us or Other Brookfield Accounts, restrictions on transactions by us or Other Brookfield Accounts (including the ability to make or dispose of certain investments at certain times), adverse effects on the prices of investments made by us or Other Brookfield Accounts, potential short-swing profit disgorgement, penalties or regulatory remedies, or otherwise create conflicts of interests for Brookfield and the Adviser.

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Allocation of Costs and Expenses. The Adviser decides whether costs and expenses are to be borne by us, on the one hand, or the Adviser (or an affiliate thereof), on the other hand, and whether certain costs and expenses should be allocated between or among us, on the one hand, and Other Brookfield Accounts, on the other hand, pursuant to the terms of the Advisory Agreement

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Affiliate Services and Transactions. Brookfield intends to perform or provide a variety of different services or products to us and our investments that would otherwise be provided by independent third parties, including lending and loan special servicing; investment banking, advisory, consulting, brokerage and managing foreclosures and workouts; the placement and provision of insurance policies and coverage, including risk retention or insurance captives; entitlement, development, construction and design (including oversight thereof); portfolio company, real estate operations and property management (and oversight thereof) and leasing; legal, financial, compliance, tax, back office, corporate secretarial, accounting, human resources, bank account and cash management; supply or procurement of power and energy; transaction support; accounting and reporting (including coordinating onboarding, due diligence, reporting and other administrative services) and other financial operations services; hedging, derivatives, financing and other treasury services and capital markets services; data generation, analysis, collection and management services; physical and digital security, life and physical safety, and other technical specialties; information technology services and innovation; appraisal and valuation services; market research; cash flow modeling and forecasting; client onboarding; and other services or products (such services, collectively, “Affiliate Services”). To the extent that Brookfield (including any of its affiliates or personnel, other than portfolio companies of Other Brookfield Accounts) provides Affiliate Services to us, a feeder vehicle or any of our investments, such person or their affiliates or designees will receive fees or cost reimbursement (which may include a carried interest or similar type of incentive fee): (a) at rates set out in a rate schedule that is approved by a majority of our Board of Directors (including a majority of our independent directors)

not otherwise interested in the transaction, as fair and reasonable and no less favorable than rates charged by third parties for comparable services, or (b) to the extent that rates for an Affiliate Service are not included in such rate schedule, at an arm’s-length market rate that is approved by a majority of our Board of Directors (including a majority of our independent directors) not otherwise interested in the transaction as fair and reasonable and no less favorable than rates charged by third parties for comparable services.

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Administrative Services. The Adviser expects to perform certain support services for us and our investments that could otherwise be outsourced to third parties, including legal, accounting, investor relations, tax, capital markets, financial operations services and other administrative services. Pursuant to the Advisory Agreement, we will reimburse the Adviser for such administrative service expenses, including, but not limited to, personnel and related employment costs incurred by the Adviser or its affiliates in performing such services on our behalf, provided that no reimbursement shall be made for expenses related to personnel of the Adviser and its affiliates who provide investment advisory services to us pursuant to the Advisory Agreement or who serve as our directors or executive officers as designated by our Board of Directors. The Adviser will be under no obligation to evaluate alternative providers or to compare pricing for these administrative services. While the Adviser believes that this enhances the services the Adviser can offer to us and our investments in a cost-efficient manner, the relationship presents conflicts of interest. The Adviser will set the compensation for the employees who provide these administrative services and will determine other significant expenditures that will affect the expense reimbursement provided by us and our investments.

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Transactions with Portfolio Companies. In addition to any Affiliate Services described above, certain of our investments will in the ordinary course of business provide services or goods to, receive services or goods from, lease space to or from, or participate in agreements, transactions or other arrangements with (including the purchase and sale of assets and other matters that would otherwise be transacted with independent third parties), portfolio companies owned by Other Brookfield Accounts, PSG, Oaktree, Other Oaktree Accounts and Non-Controlled Affiliates. In cases where such portfolio companies are “affiliates” of Brookfield, the Adviser, the Sub-Adviser, or any of their respective affiliates for purposes of our Charter, these transactions will be entered into only with the approval by a majority of our Board of Directors (including a majority of our independent directors) not otherwise interested in the transactions as being fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. Furthermore, Brookfield (or Other Brookfield Accounts, Other Oaktree Accounts or their businesses) will from time to time make equity or other investments in companies or businesses that provide services to or otherwise contract with us or our investments.

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Possible Future Activities. Brookfield expects to expand the range of services that it provides over time. Except as provided herein, Brookfield will not be restricted in the scope of its business or in the performance of any services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. Brookfield has, and will continue to develop, relationships with a significant number of companies, financial sponsors and their senior managers, including relationships with companies that hold or may have held investments similar to those made by us as well as companies that compete with us. These companies may themselves represent appropriate investment opportunities for us or may compete with us for investment opportunities and other business activities.

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Consultants. Brookfield from time to time engages or retains strategic advisors, senior advisors, operating partners, executive advisors, consultants or other professionals who are not employees or affiliates of Brookfield, but which include former Brookfield employees as well as current and former officers of Brookfield portfolio companies (collectively, “Consultants”). Consultants are expected, from time to time, to receive payments from, or allocations or performance-based compensation with respect to, Brookfield, us or our investments. In such circumstances, payments from, or allocations or performance-based compensation with respect to, us or our investments generally will be treated as our expenses. Exclusive arrangements or other factors may result in such compensation arrangements not always being comparable to costs, fees or expenses charged by other third parties. Accounting, network, communications, administration and other support benefits, including office space, may be provided by Brookfield or us to Consultants without charge, and any costs associated with such support may be borne by us.

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Shared Resources. In certain circumstances, in order to create efficiencies and optimize performance, one or more of our investments or properties may determine to share the operational, legal, financial, back-office or other resources of another investment or property, or an investment, or property of Brookfield or an Other Brookfield Account. In connection therewith, the costs and expenses related to such services will be allocated among the relevant entities on a basis that Brookfield determines in good faith is fair and equitable (but which will be inherently subjective). To the extent these types of arrangements constitute transactions between us or our investments on the one hand, and “affiliates” of Brookfield, the Adviser, the Sub-Adviser, or any of their respective affiliates for purposes of our Charter, these arrangements will be entered into only with the approval by a majority of our Board of Directors (including a majority of our independent directors) not otherwise interested in the transactions as being fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities.

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Travel Expenses. We will reimburse the Adviser and its affiliates for out-of-pocket travel expenses incurred in identifying, evaluating, sourcing, researching, structuring, negotiating, acquiring, making, holding, developing, operating, managing, selling or potentially selling, restructuring or otherwise disposing of our proposed or actual investments, in connection with the formation, marketing and offering of our shares and otherwise in connection with our business. In addition, travel expenses incurred in the marketing and offering of our shares will be considered offering expenses, including where such travel expenses relate to the offering of a feeder vehicle primarily created to hold our shares of common stock.

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Service Providers. From time to time, our service providers or service providers of our investment entities invest in us or are sources of investment opportunities and counterparties therein, or otherwise participate in transactions or other arrangements (or otherwise have a business, financial or other relationship) with us, Brookfield or Brookfield affiliates. Furthermore, employees of Brookfield or Brookfield portfolio companies have and may in the future have family members or relatives employed by service providers to us, any Other Brookfield Account or Brookfield. All of the above factors may influence Brookfield in deciding whether to select such a service provider. In addition, we and Other Brookfield Accounts (including Brookfield for its own account) and their portfolio companies often engage common providers of goods or services. These common providers sometimes provide bulk discounts or other fee discount arrangements, which may be based on an expectation of a certain amount of aggregate engagements by Other Brookfield Accounts and portfolio companies over a period of time.

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Use of Brookfield Arrangements. We may seek to use a swap, currency conversion or hedging arrangement or line of credit or other financing that Brookfield has in place for our own benefit or the benefit of Other Brookfield Accounts. In this case, Brookfield will pass through the terms of such arrangement to us as if we had entered into the transaction itself. However, in such cases we will be exposed to Brookfield’s credit risk since we will not have direct contractual privity with the counterparty. Further, it is possible that we may have been able to obtain more favorable terms for our company if we had entered into the arrangement directly with the counterparty.

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Insurance. The Adviser will cause us to purchase insurance for the benefit of our company and other indemnified parties with respect to matters related to our business (including directors and officers liability insurance and errors and omissions insurance), or for our benefit or any of our investments, with respect to investment-related matters (including terrorism, property, title, liability and fire insurance or extended coverage). We and Other Brookfield Accounts and their portfolio companies and other investments may utilize Brookfield affiliates for placement and administration of insurance or an affiliated insurance broker or insurance provider in connection with all or part of their insurance coverage, and we may leverage the scale of Brookfield by participating in shared, or umbrella, insurance policies as part of a broader group of entities affiliated with Brookfield. To the extent an insurance policy provides coverage with respect to matters related to our company or our investments, all or a portion of the fees and expenses (including premiums) of such insurance policy and its placement will be allocated to us. Because Brookfield will bear a portion of such fees and expenses and has differing investment interests in the funds and accounts it manages, conflicts may arise in the determination of the proper allocation of such fees and expenses among Brookfield and such funds and accounts.

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Diverse Interests. In certain circumstances, the Brookfield Investor in its capacity as one of our stockholders may have conflicting investment, tax and other interests with the interests of other stockholders. Such conflicting interests may relate to or arise from, among other things, the nature of our investments, the residency or domicile of our stockholders and the manner in which one or more of our investments are reported for tax purposes. As a consequence, in certain circumstances, conflicts of interest will arise in connection with the decision made by the Adviser, including with respect to the nature, structuring or reporting of our investments, that may be adverse to our stockholders generally, or may be more beneficial for a particular stockholder than for another, including with respect to stockholders’ particular tax situations. In selecting and structuring potential investments appropriate for us, the Adviser will consider our investment and tax objectives and those of our stockholders as a whole (and those of investors in Other Brookfield Accounts that participate in the same investments as us), not the investment, tax or other objectives of any stockholder individually. However, conflicts may arise if certain stockholders have objectives that conflict with ours. In addition, Brookfield may face certain tax risks based on positions we take, including as a withholding agent. In connection therewith, Brookfield may take certain actions, including withholding amounts to cover actual or potential tax liabilities, that it may not have taken in the absence of such tax risks.

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Allocation of Personnel. The Adviser and its affiliates will devote such time as they deem necessary to conduct our business affairs in an appropriate manner. However, Brookfield personnel will also work on matters related to Other Brookfield Accounts. Accordingly, conflicts may arise in the allocation of personnel among us and such Other Brookfield Accounts.

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Fees and Other Compensation to the Adviser and the Dealer Manager. The agreements between us and the Adviser and the Dealer Manager are not the result of arm’s-length negotiations. As a result, the fees we agree to pay pursuant to these agreements may exceed what we would pay to an independent third party. These agreements, including the Advisory Agreement and the Dealer Manager Agreement, require approval by a majority of our directors, including a majority of the independent directors, not otherwise interested in such agreements, as being fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities.

The timing and nature of the fees the Adviser and the Dealer Manager will receive from us could create a conflict of interest between the Adviser and our stockholders. Specifically, the Adviser is responsible for the calculation of our NAV, and the management fee we pay the Adviser and the fees we pay the dealer manager are based on our NAV. Among other matters, the compensation arrangements could affect the judgment of the Adviser’s personnel with respect to: the continuation, renewal or enforcement of our agreements with the Adviser and its affiliates, including the Advisory Agreement and the agreement with the Dealer Manager; the decision to adjust the value of any of our investments or the calculation of our NAV; and public offerings of equity by us, which may result in increased advisory fees to the Adviser and increased fees to the Dealer Manager.

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UPREIT Structure. Our umbrella partnership real estate investment trust (“UPREIT”) structure may result in potential conflicts of interest with limited partners in the Operating Partnership whose interests may not be aligned with those of our stockholders. Our directors and officers have duties to our corporation and our stockholders under Maryland law and our Charter in connection with their management of the corporation. At the same time, the OP GP, our wholly-owned subsidiary, as general partner of the Operating Partnership, has fiduciary duties under Delaware law to the Operating Partnership and to the limited partners in connection with the management of the Operating Partnership. Our duties as the sole member of the general partner of the Operating Partnership may come into conflict with the duties of our directors and officers to our company and our stockholders. Additionally, the partnership agreement expressly limits the general partner’s liability by providing that it will not be liable or accountable to the Operating Partnership for losses sustained, liabilities incurred or benefits not derived if it acted in good faith. In addition, the Operating Partnership is required to indemnify the general partner for liabilities the general partner incurs in dealings with third parties on behalf of the Operating Partnership.

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Calculation Errors. The calculation of amounts due to the Adviser and Brookfield affiliates in connection with the provision of services to us and our investments is complex, and Brookfield may make errors in determining the amount to be paid or distributed. When such an error that disadvantaged us is discovered, Brookfield will make us whole for such excess payment or distribution based on the particular situation, which may involve a return of distributions or fees or a waiver of future distributions or fees, in each case in an amount necessary to reimburse us for such overpayment. In such cases, Brookfield will determine whether to pay interest to us based on the facts and circumstances of the error, and generally does not expect to pay interest when the amounts in question are immaterial or when the error is corrected promptly. When an error that advantages us is discovered, Brookfield will correct such underpayment by causing us to make additional payments or distributions, as applicable; however, we will not be charged interest in connection with any such underpayment.

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Investment Banking and Other Activities. Brookfield and its affiliates may provide investment banking, advisory, consulting, restructuring, broker-dealer and other services to third parties, including investments in which we may desire to invest or issuers with which we may desire to transact. In such circumstances, we may be restricted from pursuing such investment or transaction as a result of limitations imposed by, among other things, applicable law or Brookfield’s internal conflicts or compliance policies.

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Brookfield Conflicts Committee. Numerous actual and potential conflicts of interest are expected to arise in connection with the management and operation of our company, our investments and other activities. Pursuant to our Charter, certain conflicts of interest are required to be disclosed to, or approved by, our Board of Directors. Other conflicts of interest, however, will be resolved by Brookfield. In certain circumstances, potential conflicts of interest related to Brookfield and us may arise, which the Adviser, in its discretion, determines to present to Brookfield’s conflicts committee for review and approval. Brookfield’s conflicts committee is intended to provide review and analysis, and ensure appropriate resolution, of potential conflicts of interest. However, there can be no assurance that the Adviser will send all potential conflicts of interest to the conflicts committee. Furthermore, the conflicts committee is comprised of representatives from Brookfield and, as a result, (a) such representatives may themselves be subject to conflicts of interest and (b) there can be no assurance that any determinations made by the conflicts committee will be favorable to us. The conflicts committee will act in good faith to resolve potential conflicts of interest in a manner that is fair and balanced, taking into account the facts and circumstances known to it at the time. However, there is no guarantee that the conflicts committee will make the decision that is most beneficial to us or that the conflicts committee would not have reached a different decision if additional information were available to it.

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Review of Transactions by the Independent Directors of the Board of Directors. Every transaction that we enter into with the Adviser, the Sub-Adviser, or their respective affiliates will be subject to an inherent conflict of interest. Our Board of Directors may encounter conflicts of interest in enforcing our rights against any affiliate of the Adviser in the event of a default by or disagreement or in invoking powers, rights or options pursuant to any agreement between us and the Adviser or any of its affiliates. In order to reduce or eliminate certain potential conflicts of interest, our Charter requires that certain transactions are to be reviewed by our independent directors.

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING

If any stockholder wishes to propose a matter for consideration at our 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”), the proposal should be mailed by certified mail return receipt requested, to our Secretary, Brookfield Real Estate Income Trust Inc., at Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our proxy statement for the 2023 Annual Meeting, a proposal must be received by our Secretary on or before January 2, 2023. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, our Bylaws permit stockholders to nominate candidates for director and present other business for consideration at our annual meeting of stockholders. To make a director nomination or present other business for consideration at the 2023 Annual Meeting, you must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of our Company not earlier than the 150th day nor later than 8:00 p.m., New York time, on the 120th day prior to the first anniversary of the date the preceding year’s proxy statement is released to stockholders. Therefore, to be presented at our 2023 Annual Meeting, such a proposal must be received on or after December 3, 2022, but not later than 8:00 p.m., New York time, on January 2, 2023. In the event that the date of the 2023 Annual Meeting is advanced or delayed by more than 30 days from the anniversary date of this year’s Annual Meeting of Stockholders, notice by the stockholder to be timely must be so delivered not earlier than 150 days prior to the 2023 Annual Meeting and not later than 8:00 p.m., New York time, on the later of 120 days prior to the 2023 Annual Meeting or the tenth day following the day on which public announcement of the date of the 2023 Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies by reducing printing and mailing costs and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will generally continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting us in writing to our Secretary, Brookfield Real Estate Income Trust Inc., at Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY.

OTHER BUSINESS

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have authority to vote all proxies in accordance with their discretion.

By Order of the Board of Directors,

/s/ Michelle L. Campbell
Michelle L. Campbell
Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.brookfieldreit.com) and click on “Stockholders Communications” under the “Resources” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2021, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to our Secretary, Brookfield Real Estate Income Trust Inc., at Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D84304-P74635 1b. Richard W. Eaddy 1a. Lori-Ann Beausoleil 1e. Robert L. Stelzl 1c. Thomas F. Farley 1d. Brian W. Kingston 1f. Zachary B. Vaughan 1g. Elisabeth (Lis) S. Wigmore 2. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2022. 3A. Amendment of the Company’s Articles of Amendment and Restatement (the “charter”) to revise the definition of “Independent Appraiser.” 3B. Amendment of the Company’s charter to amend Section 11.2 to remove language regarding special voting rights of classes or series of stock. 4. To approve the adjournment of the annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the annual meeting. For Against Abstain For Against Abstain BROOKFIELD REAL ESTATE INCOME TRUST INC. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR the following proposals: BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O BROOKFIELD REAL ESTATE INCOME TRUST INC. BROOKFIELD PLACE 250 VESEY STREET 15TH FLOOR NEW YORK, NY 10281 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. To attend the meeting - Go to www.virtualshareholdermeeting.com/BRREIT2022 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE w

D84305-P74635 BROOKFIELD REAL ESTATE INCOME TRUST INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS JULY 14, 2022 The undersigned hereby appoint(s) Brian W. Kingston and Zachary B. Vaughan, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of BROOKFIELD REAL ESTATE INCOME TRUST INC. held of record by the undersigned at the close of business on April 26, 2022 that the undersigned is/are entitled to vote if virtually present at the Annual Meeting of Stockholders to be held at 11:00 a.m., EDT on July 14, 2022 and any adjournment or postponement thereof and further authorize(s) such proxies to vote such shares in their discretion upon such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof. The undersigned hereby acknowledge(s) receipt of the Proxy Statement. The undersigned hereby revoke(s) all proxies heretofore given by the undersigned to vote at the Annual Meeting of Stockholders and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3A, 3B AND 4. IT WILL BE VOTED IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report, which includes the Company’s Annual Report on Form 10-K, are available at www.proxyvote.com.